                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

Filed by the registrant [X]                [ ] Confidential, for Use of the
Filed by a party other than the registrant Commission Only (as permitted by Rule
[ ]                                            14a-6(e)(2))
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                    ElkCorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                    ELKCORP

                        14643 DALLAS PARKWAY, SUITE 1000
                            DALLAS, TEXAS 75254-8890

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     ElkCorp (formerly known as Elcor Corporation) will hold its Annual Meeting of Shareholders at the Skybridge III Room, Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240 on TUESDAY, OCTOBER 29, 2002, AT 10:00 A.M. local time. The purpose of the meeting will be to vote on the following proposals and any other business that is properly presented at the meeting or any adjournment of the meeting:

     Proposal 1. To elect three directors for a three-year term;

     Proposal 2. To approve the 2002 ElkCorp Equity Incentive Compensation Plan; and

     Proposal 3. To ratify the appointment of independent auditors for fiscal 2003.

     The record date for the Annual Meeting is Tuesday, September 3, 2002. Only shareholders of record at the close of business on that date can vote at the meeting.

     For at least ten days prior to the meeting, ElkCorp will maintain, at its address above, an alphabetical list of the names and addresses of shareholders eligible to vote at the meeting. The list will also contain the number of shares registered in the names of those shareholders.

     Please review the attached proxy statement for further information relevant to the Annual Meeting.

                                                      David G. Sisler
                                                   Senior Vice President,
                                               General Counsel and Secretary

Dated: September 20, 2002

                                   IMPORTANT

PLEASE VOTE. YOU MAY VOTE BY:

        - SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD.

        - VOTING BY TELEPHONE OR BY INTERNET. See the proxy card for instructions.

     OR - VOTING IN PERSON AT THE MEETING (if you are a shareholder of record).

Any shareholder having a disability requiring special assistance who would like to attend
             the Annual Meeting may call ElkCorp at (972) 851-0535.

                                    ELKCORP

             PROXY STATEMENT -- 2002 ANNUAL MEETING OF SHAREHOLDERS

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
- ABOUT THE MEETING.........................................     1
  - Who Can Vote............................................     1
  - How You Can Vote........................................     1
  - Revoking Your Proxy.....................................     2
  - Required Votes..........................................     2
  - Other Matters to be Acted Upon at the Annual Meeting....     2
  - Expenses of Solicitation................................     2
- ELKCORP STOCK OWNERSHIP...................................     3
- BOARD OF DIRECTORS........................................     4
  - Committees Established by the Board.....................     4
    - Audit Committee.......................................     4
    - Compensation Committee................................     5
    - Corporate Governance Committee........................     5
    - Executive Committee...................................     5
  - Compensation Committee Interlocks and Insider
    Participation...........................................     5
  - Compensation of Directors...............................     5
  - Audit Committee Report..................................     6
- PROPOSALS.................................................     7
  - Proposal 1:  Election of Three Directors for a
    Three-year Term.........................................     7
    - Election of Directors.................................     7
    - Directors Nominated for Election this Year............     7
    - Directors Continuing in Office........................     8
  - Proposal 2:  Approval of the 2002 ElkCorp Equity
    Incentive Compensation Plan.............................     9
    - General Information...................................     9
    - Estimate of Benefits..................................    10
    - Common Stock Subject to the 2002 Plan.................    10
    - Administration........................................    10
    - Amendment and Termination of the 2002 Plan............    11
    - Individual Awards Under the 2002 Plan.................    11
    - Additional Terms and Conditions of Awards Under the
     2002 Plan..............................................    11
    - Stock Option Awards...................................    12
    - Restricted Stock Awards...............................    13
    - Federal Income Tax Consequences.......................    13
  - Proposal 3:  Ratification of Appointment of Auditors for
    Fiscal 2003.............................................    15
    - Audit Fees............................................    16
- EXECUTIVE COMPENSATION....................................    16
  - Compensation Committee Report...........................    17
    - Our Philosophy........................................    17
    - Key Elements of Executive Compensation................    17
      - Base Salary.........................................    17
      - Incentive Cash Bonus................................    17
      - Equity-based Incentive Compensation.................    18
    - Other Compensation....................................    18
    - Summary of Factors Influencing Compensation...........    19
    - CEO Compensation......................................    19
    - Tax Deductibility of Executive Compensation...........    19
  - Performance Graphs......................................    20
  - Summary Compensation Table..............................    21
  - Option Grants in Fiscal 2002............................    23
  - Aggregated Option Exercises During Fiscal 2002 and
    Values at June 30, 2002.................................    23
  - Stock/Loan Balances.....................................    24
  - Equity Compensation Plan Information....................    24
  - Change-in-Control (Severance) Agreements................    24
- OTHER MATTERS.............................................    25
  - Employee Code of Conduct................................    25
  - Code of Ethics for ElkCorp Financial Officers...........    25
  - Section 16(a) Beneficial Ownership Reporting
    Compliance..............................................    25
  - Next Year's Annual Meeting..............................    25
- EXHIBIT A -- 2002 ELKCORP EQUITY INCENTIVE COMPENSATION
  PLAN......................................................   A-1

                                    ELKCORP

                        14643 DALLAS PARKWAY, SUITE 1000
                            DALLAS, TEXAS 75254-8890

                                PROXY STATEMENT

ABOUT THE MEETING

     - Who Can Vote

     - How You Can Vote

     - Revoking Your Proxy

     - Required Votes

     - Other Matters to be Acted Upon at the Meeting

     - Expenses of Solicitation

     With this proxy statement, the Board of Directors of ElkCorp (formerly known as Elcor Corporation) is soliciting proxies for the 2002 Annual Meeting of Shareholders to be held on Tuesday, October 29, 2002. The proxy will also apply to any adjournment of that meeting. We are mailing this proxy statement and the proxy card to our shareholders beginning September 20, 2002. At this year's Annual Meeting, our shareholders will vote on a proposal to elect three directors for a three-year term, a proposal to approve the 2002 ElkCorp Equity Incentive Compensation Plan, and a proposal to ratify the appointment of independent auditors for fiscal 2003.

WHO CAN VOTE

     If you are a record holder of ElkCorp Common Stock at the close of business on September 3, 2002, you may vote at the Annual Meeting. On that record date, 19,461,458 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to cast one vote on each proposal.

HOW YOU CAN VOTE

     If you return your signed proxy card or vote by telephone or internet before the Annual Meeting, we will vote your shares as you direct. You may specify whether your shares should be voted for all, any one or more, or none of the nominees for director. You may also specify whether you vote for, against, or abstain from our proposal to approve the 2002 ElkCorp Equity Incentive Compensation Plan and our proposal to ratify independent auditors. If you vote by telephone or internet, you are granting a proxy to vote all shares corresponding to your control number to the persons listed on the proxy card, and you are authorizing our tabulation agent to confirm your vote to those persons. If you vote via the internet, you should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that you must bear.

     If you participate in the ElkCorp Employee Stock Ownership Plan (ESOP), your proxy card will serve as voting direction for the ESOP trustee, who is the record owner of all ESOP shares. If an ESOP participant votes by telephone or internet, the participant is authorizing the Company's tabulation agent to confirm the participant's voting direction to the ESOP trustee. The ESOP trustee will vote all unvoted ESOP shares, whether or not allocated to participants' accounts, in proportion to voting of shares that are voted by ESOP participants.

         IF YOU SIGN AND RETURN YOUR PROXY, BUT DO NOT SPECIFY HOW YOU
WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" ALL DIRECTOR NOMINEES AND ALL
                                OTHER PROPOSALS.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised in any of the following three ways:

     - by submitting written notice of revocation to the Secretary of ElkCorp;

     - by submitting another proxy that is properly signed and dated after your previously submitted proxy;

or   - by voting in person at the Meeting.

REQUIRED VOTES

     Shareholders of 51% of the outstanding Common Stock must be present in person or represented by proxy at the Annual Meeting to be a quorum for the transaction of business. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for a proposal to pass.

     An abstention, vote to withhold authority, or broker non-vote with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention, a vote to withhold authority, and a broker non-vote each will have no effect on the outcome of the election of directors or the vote on the other proposals. A broker non-vote occurs when a broker holds shares in nominee form, or "street name," and is unable to vote the shares on a matter because it is "nondiscretionary" under New York Stock Exchange (NYSE) Rules or the broker's agreement with the beneficial owner of the shares.

     For this year's Annual Meeting, under NYSE rules, if you hold your shares in "street name" through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion with respect to proposals 1 and 3 at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, absent your contrary agreement with your broker, your shares may be voted on those matters. As to proposal 2, assuming that pending NYSE rules become effective, if you do not give your broker or nominee specific instructions as to shares you hold in street name, your shares may not be voted on that proposal. If the pending NYSE rules do not become effective, then if you do not give your broker or nominee specific instructions, absent your contrary agreement with such person, your shares may be voted on proposal 2 at the Annual Meeting.

OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

     We do not know of any other matters to be presented or acted upon at the Annual Meeting. Under our Bylaws and Delaware law, no substantive business other than election of directors, approval of the 2002 ElkCorp Equity Incentive Compensation Plan, and ratification of independent auditors can be conducted at this year's Annual Meeting. If any other matter (e.g., a procedural matter) is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies listed on the proxy card.

EXPENSES OF SOLICITATION

     Our Board of Directors is soliciting proxies with this proxy statement. ElkCorp will pay the costs of this solicitation. Our officers and employees may solicit proxies by further mailings or personal conversations, or by telephone, facsimile or e-mail. If they do so, ElkCorp will not pay them extra compensation for their solicitation efforts (other than their ordinary salary or other ordinary compensation). We will, upon request, reimburse brokerage firms and others at rates prescribed by the Securities and Exchange Commission (SEC) for forwarding proxy materials to beneficial owners of our Common Stock.

     The Company may retain the services of a proxy solicitor to solicit proxies by mail, telephone, facsimile or personal contact. The Company would pay the costs of the proxy solicitor.

ELKCORP STOCK OWNERSHIP

     The following table contains certain information about the beneficial ownership of Common Stock as of September 1, 2002, of each director and nominee for director, the executive officers named in the Summary Compensation Table in this proxy statement, and all current directors and executive officers as a group. Each of the individuals marked with an asterisk below is the owner of less than one percent of the Company's outstanding Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL       PERCENT OF
NAME                                                          OWNERSHIP(1)        CLASS
----                                                          ------------      ----------
James E. Hall...............................................     303,345(2)        1.53
Thomas D. Karol.............................................      66,500(3)        *
Dale V. Kesler..............................................      24,000(4)        *
Michael L. McMahan..........................................       5,000(5)        *
Richard A. Nowak............................................     102,802(6)        *
David W. Quinn..............................................      36,000(2)        *
Harold K. Work..............................................     619,322(7)        3.08
Harold R. Beattie, Jr. .....................................      23,526(8)        *
Matti Kiik..................................................      35,938(9)        *
David G. Sisler.............................................      34,273(10)       *
All directors and executive officers as a group (14
  persons)..................................................   1,426,098(11)       6.83

---------------

 (1) The listed persons have direct ownership and sole voting and investment power with respect to all shares in the table, except for (i) option shares as shown in notes (2) through (11); (ii) shares allocated to such persons' accounts in the ESOP; and (iii) certain shares that are treated as beneficially owned by such persons for purposes of this table, such as, but not limited to, shares which are held in the names of their spouses, minor or resident children, family partnerships, or by such persons as trustee or custodian.

 (2) Includes options currently exercisable for 31,500 shares.

 (3) Includes options currently exercisable or exercisable within sixty days for 37,900 shares.

 (4) Includes options currently exercisable for 22,500 shares.

 (5) Includes options currently exercisable for 4,500 shares.

 (6) Includes options currently exercisable or exercisable within sixty days for 65,522 shares.

 (7) Includes options currently exercisable for 265,740 shares.

 (8) Includes options currently exercisable or exercisable within sixty days for 18,281 shares.

 (9) Includes options currently exercisable or exercisable within sixty days for 17,015 shares.

(10) Includes options currently exercisable or exercisable within sixty days for 26,751 shares.

(11) Includes options currently exercisable or exercisable within sixty days for 590,632 shares.

     The following table contains certain information as of the record date, or such other date indicated below, about beneficial owners who are known to own more than 5 percent of the outstanding shares of Common Stock.

                                                              SHARES OF
NAME AND ADDRESS OF                                            COMMON      PERCENT
BENEFICIAL OWNER                                                STOCK      OF CLASS
-------------------                                           ---------    --------
David L. Babson & Co. Inc.(1)(2)............................  1,610,500      8.28
  One Memorial Drive, 11th Floor
  Cambridge, MA 02142-1300
Trustees for the ElkCorp Employee Stock Ownership Plan......  1,311,544      6.74
  c/o ElkCorp
  14643 Dallas Parkway, Suite 1000
  Dallas, TX 75254-8890

                                                              SHARES OF
NAME AND ADDRESS OF                                            COMMON      PERCENT
BENEFICIAL OWNER                                                STOCK      OF CLASS
-------------------                                           ---------    --------
FMR Corp(1)(3)..............................................  1,218,054      6.26
  82 Devonshire Street
  Boston, MA 02109
Kornitzer Capital Management, Inc.(1).......................    984,700      5.06
  P.O. Box 918
  Shawnee Mission, KS 66201

---------------

(1) According to Form 13F for the Quarter ended June 30, 2002.

(2) Acts as investment advisor to various clients; has sole voting and investment power as to all such shares.

(3) On behalf of certain direct and indirect subsidiaries who act as investment advisors to various investment companies or investment managers to various institutional accounts.

     As far as we know, including through review of public reports under section 13(d) and (g) of the Securities Exchange Act of 1934, no other single person beneficially owns more than five percent of the outstanding shares of Common Stock. The information in the table may not be current due to time lags inherent in the reporting process.

BOARD OF DIRECTORS

     - Committees Established by the Board

     - Compensation Committee Interlocks and Insider Participation

     - Compensation of Directors

     The Board of Directors provides guidance and strategic oversight to our management with the objective of optimizing shareholders' returns on their investment in ElkCorp. The Board intends to ensure that there is independent review and oversight of management, as well as approval of significant strategic and management decisions affecting the Company.

     To this end, for many years a majority of the Board has consisted of non-employee directors. Furthermore, the Board of Directors, as recommended by the Corporate Governance Committee, has adopted the ElkCorp Corporate Governance Guidelines published on our website at www.elkcorp.com. The Guidelines are intended to formalize the Company's commitment to sound corporate governance.

     Our non-employee directors meet in closed session as part of each Board meeting. Independent directors who serve on our Executive Committee act as facilitators for these closed sessions, but the Board has not designated a lead outside director.

     Regular meetings of the Board are scheduled throughout the year, and special meetings are held when required. The Board held six meetings in fiscal 2002. In fiscal 2002, directors then serving attended all Board meetings and meetings of committees on which they served, in person or by conference telephone.

COMMITTEES ESTABLISHED BY THE BOARD

     The Board of Directors has established the committees described below to assist it in discharging its responsibilities. Each of the committees, other than the Executive Committee, is composed entirely of directors the Board has determined to be independent and "financially literate" within existing and proposed NYSE rules.

     Audit Committee. The Audit Committee, which met six times in fiscal 2002, is composed of David W. Quinn (Chairman), James E. Hall, Dale V. Kesler and Michael L. McMahan. The Board believes that Messrs. Kesler and Quinn will qualify as financial experts under the Sarbanes-Oxley Act of 2002, which is subject to further definition by the SEC. The Board of Directors has chartered the Audit Committee to assist the Board in fulfilling its oversight responsibilities as to auditing, accounting and financial information ElkCorp provides to any governmental body or the public. The Audit Committee's responsibilities are described in detail in the Audit Committee Charter, which is published on our website at www.elkcorp.com.

The Board has determined that the committee ordinarily will meet at least five times per year. The Audit Committee's Report is found at page 6.

     Compensation Committee. The Compensation Committee, which met three times in fiscal 2002, is composed of Dale V. Kesler (Chairman), James E. Hall, Michael
L. McMahan and David W. Quinn. The committee reviews and recommends to the Board the compensation of the Company's executive officers and, subject to ratification by the Board, makes grants of stock options under the Company's Incentive Stock Option Plan. The committee's duties are described in the Compensation Committee Charter, which is published on our website at www.elkcorp.com. This committee describes its philosophy and determinations in the Compensation Committee Report beginning on page 17.

     Corporate Governance Committee. In response to shareholder requests, the Board established the Corporate Governance Committee (originally called the Nominating Committee) in October 2001. The newly formed Corporate Governance Committee met twice in fiscal 2002. The Corporate Governance Committee consists of Messrs. Hall (Chairman), Kesler, McMahan and Quinn. The purpose of the Corporate Governance Committee is to consider, report periodically and submit recommendations to the Board on all matters relating to the corporate governance of ElkCorp, including without limitation the selection, qualification and nomination of director candidates. The Corporate Governance Committee's responsibilities are described in detail in its Charter, which is published on our website at www.elkcorp.com.

     Executive Committee. The Board established the Executive Committee primarily to act upon urgent matters when our Board is not in session. As set forth in the ElkCorp Corporate Governance Guidelines, the Executive Committee will consist of the Chairman of the Board, Chief Executive Officer and President of the Company, if they serve on the Board, and an equal or greater number of independent directors. Through the quorum and unanimous vote requirements for Executive Committee action, the Board has ensured that each independent director on the Executive Committee in effect may veto any Executive Committee action or send it to the full Board. In fiscal 2002, the Executive Committee did not formally meet, because no special situations arose which required accelerated Board action when the full Board was unavailable. The Executive Committee currently consists of Messrs. Karol (Chairman), Nowak, McMahan and Quinn.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, no member of our Compensation Committee was an officer or employee of the Company or its subsidiaries. No ElkCorp director or executive officer had a relationship with ElkCorp or any other company during fiscal 2002 that the SEC defines as a compensation committee interlock that should be disclosed to shareholders.

COMPENSATION OF DIRECTORS

     A director who is also an employee of ElkCorp is not entitled to any additional compensation for serving as a director. Each of our non-employee directors receives annual cash compensation of $20,000, as well as $1,400 per committee meeting for serving as a committee chair and generally receives $1,000 for attendance at each meeting of the Board or a Board committee at which such director does not serve as chair. In lieu of a committee meeting fee, non-employees who serve on the Executive Committee receive an annual fee of $6,000. The members of our Corporate Governance Committee served on such committee without compensation until August 27, 2002, when compensation for service on that Committee was established at a level equal to current compensation for serving on the Audit or Compensation Committee.

     In addition, each non-employee director currently receives, on an annual basis, options to purchase 4,500 shares of Common Stock at an exercise price equal to the fair market value of the shares at the date of grant. Such options generally are immediately exercisable and have a ten-year term.

     Under the Company's Deferred Compensation Plan, a director is able to elect annually to defer all or a portion of his or her director's fees and to have such deferred fees treated as if they had been invested in certain investment alternatives.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which is governed by a formal charter, is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities to the shareholders with respect to matters relating to the Company's accounting, reporting, audit and internal control practices. During the fiscal year ended June 30, 2002, the Committee met six times.

     The Committee has been composed entirely of non-employee directors for many years. The Board has determined that each member of the Committee meets the independence and "financial literacy" requirements of existing and proposed New York Stock Exchange rules. We believe that two members of the Committee, Mr. Quinn and Mr. Kesler, will meet the definition of "financial expert" under the Sarbanes-Oxley Act of 2002. A copy of the Committee's charter, as amended to date, is published on the Company's website.

     In performing our responsibilities, the Committee serves only in an oversight capacity and relies on the work and assurances of the Company's management, which has primary responsibility for financial statements and reports. We have reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, we oversee the Company's internal audit function and approve any non-audit services provided by the Company's independent auditors to ensure that such services do not interfere with such auditors' independence and comply with the Sarbanes-Oxley Act.

     The Committee recommended to the Board of Directors the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. We reviewed with the independent auditors the overall audit scopes and plans, the results of the annual audit and quarterly reviews, the auditors' evaluation of internal controls, and the quality of the Company's financial reporting. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. We have received and discussed with the auditors their written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1, as amended.

     In reliance on these reviews and discussions, and the report of the independent auditors, we have recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission.

September 3, 2002                                 ELKCORP AUDIT COMMITTEE
                                                  David W. Quinn, Chairman
                                                       James E. Hall
                                                       Dale V. Kesler
                                                     Michael L. McMahan

PROPOSALS

     Proposal 1: Election of three directors for a three-year term;

     Proposal 2: Approval of 2002 ElkCorp Equity Incentive Compensation Plan;
and

     Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

PROPOSAL 1: ELECTION OF THREE DIRECTORS FOR A THREE-YEAR TERM

     - Election of Directors

     - Directors Nominated for Election this Year

     - Directors Continuing in Office

ELECTION OF DIRECTORS

     Our certificate of incorporation provides for three classes of directors as equal in number as possible. Each class serves for a three-year term, with one class elected each year. Currently, the Board of Directors is composed of seven members. The three directors whose terms expire at this year's Annual Meeting are Michael L. McMahan, Richard A. Nowak, and David W. Quinn. The Board of Directors, upon recommendation of the Corporate Governance Committee, has nominated Messrs. McMahan, Nowak and Quinn for election at the meeting as directors. If elected, each of them will serve until the annual meeting of shareholders in 2005, or if earlier, when he resigns, is removed or is succeeded by another qualified director who has been elected.

     Each other director will continue in office until the expiration of the term of his class at the annual shareholders meeting in 2003 or 2004, as applicable, or their earlier resignation, removal, or succession by another qualified director who has been elected.

     If a nominee becomes unavailable for election due to unforeseen circumstances (such as death or disability), the Board may either reduce the number of directors or substitute another person for the nominee, in which event the shares voted for the nominee will be voted for the substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

     The following information about the nominees for director and each current director continuing in office is as of September 1, 2002.

DIRECTORS NOMINATED FOR ELECTION THIS YEAR

  Term Expiring in 2005

     MICHAEL L. MCMAHAN, 55 -- Independent Consultant

     Michael L. McMahan retired from Texas Instruments in May 2001 and is currently serving as an independent consultant to the wireless industry. During his last five years at Texas Instruments, Mr. McMahan served as the worldwide research & development director for TI's Wireless Business Unit. He was elected as a TI Fellow in 1990. Mr. McMahan served on the President's Export Council Subcommittee on Encryption, to which he was appointed in 2001, and serves on the Technical Advisory Boards of Morphics Technology, Advanced Spectrum Incorporated and Xpandwidth. Mr. McMahan has served on the Board since July 2001. He serves on the Company's Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee.

     RICHARD A. NOWAK, 60 -- President and Chief Operating Officer of ElkCorp

     Richard A. Nowak was elected by the Board as President and Chief Operating Officer of the Company on March 31, 2002. Upon recommendation of the Corporate Governance Committee, he was appointed to the Company's Board of Directors on December 17, 2001 to fill a vacancy on the Board created when it was expanded to seven directors from six. From September 24, 2001 until his election as President and Chief

Operating Officer, he served as Executive Vice President of the Company. Mr. Nowak also serves as President and Chief Operating Officer of each of the Elk Building Products subsidiaries and is director and officer of all but one of the Company's other subsidiaries. From December 1998 until December 2001, he also served as President and Chief Executive Officer of Elk Corporation of Dallas and each of its subsidiaries. For more than ten years prior to December 1998, Mr. Nowak had served as Vice President -- Sales or Vice President -- Sales and Marketing of Elk Corporation of Dallas and its subsidiaries.

     DAVID W. QUINN, 60 -- Retired Vice Chairman of Centex Corporation

     David W. Quinn retired as Vice Chairman of Centex Corporation on March 31, 2002. Prior to his election as its Vice Chairman in May 1996, Mr. Quinn served as Executive Vice President of Centex from February 1987 and as Chief Financial Officer from 1987 to June 1997 and from October 1997 through May 2000. He continues to serve on Centex's Board of Directors (elected in 1989) and also serves as a director of its affiliate, Centex Construction Products, Inc. Mr. Quinn also serves as Chairman of the Board of University Medical Center Inc. and of its two hospitals, Zale Lipshy University Hospital and St. Paul University Hospital. He has been a director of the Company since 1996 and serves on the Company's Audit Committee (Chairman), Compensation Committee, Corporate Governance Committee, and Executive Committee.

DIRECTORS CONTINUING IN OFFICE

  Term Expiring in 2003

     THOMAS D. KAROL, 44 -- Chairman of the Board and Chief Executive Officer of
                            ElkCorp

     Thomas D. Karol was elected as the Company's Chairman of the Board and Chief Executive Officer on March 31, 2002, upon Harold K. Work's retirement. Mr. Karol served as President and Chief Executive Officer of the Company beginning March 26, 2001. He also serves as a director and officer of all but one of ElkCorp's subsidiaries. Mr. Karol served as President of the Brinkman Hard Surfaces Division of Beaulieu of America from December 1999 until February 2001. He had served as Chief Executive Officer of Pro Group Holdings, Inc. for more than five years prior to December 1999, when Pro Group Holdings was purchased by Beaulieu. The Brinkman Hard Surfaces Division of Beaulieu manufactured and distributed various flooring products. Mr. Karol is a director of Information Retrieval Methods, Inc. and L.D. Brinkman Holdings, Inc., two private concerns. He has served on the Board since November 1998.

     DALE V. KESLER, 63 -- Retired former Managing Partner, Arthur Andersen LLP,
                           Dallas/Fort Worth

     Dale V. Kesler retired in 1996 from Arthur Andersen LLP, where he was Managing Partner of the Dallas/Fort Worth office from 1983 to 1994. He began employment with Arthur Andersen in 1962 and became head of the Audit Practice at the Dallas office in 1973. In 1982, he moved to Arthur Andersen's headquarters where he was responsible for strategic planning worldwide for the Audit and Business Advisory practice of Arthur Andersen. From August through November 2000, Mr. Kesler served as interim President and Chief Executive Officer of American Homestar Corporation during its search for a new CEO. He currently serves on the boards of directors of New Millennium Homes, Triad Hospitals, Inc., Cellstar Corporation and Resource Services, Inc., and serves on several committees and boards of various charitable and civic organizations. Mr. Kesler has served on the Board since January 1998. He serves on the Company's Compensation Committee (Chairman), Audit Committee, and Corporate Governance Committee.

  Term Expiring in 2004

     JAMES E. HALL, 67 -- Officer and Director of Chaparral Cars, Inc. and
                          Partner of Condor Operating Company

     For more than five years, Mr. Hall has been President and a director of Chaparral Cars, Inc., which has built and operated cars for major national and international racing events, and Partner of Condor Operating Company, independent oil and gas operators. Mr. Hall is also a director and officer of Hall Racing, Inc. and Condor Aviation Company, Inc. Mr. Hall serves on the Corporate Governance Committee (Chairman), Audit Committee, and the Compensation Committee. He has served as a director since 1974.

     HAROLD K. WORK, 69 -- Retired Chairman of the Board of ElkCorp

     Harold K. Work retired as the Company's Chairman of the Board on March 31, 2002, upon which Mr. Karol was elected Chairman of the Board and Chief Executive Officer. Mr. Work was elected by the Board to the position of Chairman of the Board, President and Chief Executive Officer of the Company on August 26, 1997, to succeed the late Mr. Roy E. Campbell. On March 26, 2001, he was succeeded by Thomas D. Karol as President and Chief Executive Officer of the Company but remained its Chairman of the Board until his retirement. Mr. Work had served as Vice Chairman or Executive Vice President of the Company since 1993 and as a director since 1996. He served as President and Chief Executive Officer of Elk Corporation of Dallas and its subsidiaries from 1979 until December 1998. He is a member of the Board of Directors of Centex Construction Products, Inc.

PROPOSAL 2: APPROVAL OF THE 2002 ELKCORP EQUITY INCENTIVE COMPENSATION PLAN

     - General Information

     - Estimate of Benefits

     - Common Stock Subject to the 2002 Plan

     - Administration

     - Amendment and Termination of the 2002 Plan

     - Individual Awards Under the 2002 Plan

     - Additional Terms and Conditions of Awards Under the 2002 Plan

     - Stock Option Awards

     - Restricted Stock Awards

     - Federal Income Tax Consequences

GENERAL INFORMATION

     Our Board of Directors is asking for your approval of the 2002 ElkCorp Equity Incentive Compensation Plan (2002 Plan). The purpose of the 2002 Plan is to provide officers, other employees, and non-employee directors of the Company and its subsidiaries with incentives directly linked to the profitability of the Company and increases in shareholder value. If approved, the 2002 Plan would replace the 1998 Amended and Restated Incentive Stock Option Plan (1998 Plan). The 2002 Plan authorizes the granting of awards in the form of incentive stock options under Section 422 of the Internal Revenue Code (Code), non-qualified stock options (options that do not qualify as incentive stock options) and restricted stock awards. Shares remaining available for options under the 1998 Plan would be rolled into the 2002 Plan. The Company has provided stock options to its employees under the 1998 Plan since August 1998. Prior to that, it provided options to employees under the 1993 Incentive Stock Option Plan.

     The Company's management believes that ElkCorp's future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals. To that end, an effective compensation policy for these individuals must include not only a competitive annual salary, but also long-term incentives linked to shareholder returns and Company performance. The Company is convinced of the important role played by stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment and stock ownership in the Company.

     ElkCorp believes that shareholder approval of the 2002 Plan is critically important. For many years, stock option awards and stock loans have been important elements of compensation, not only for executive officers but for other key employees of the Company and its subsidiaries. As a result of the broad loan prohibitions in the Sarbanes-Oxley Act, ElkCorp is no longer able to make stock loans to ElkCorp executive officers, and the Company intends to utilize restricted stock, a similar vehicle, in place of stock loans for these individuals. If shareholders do not approve the 2002 Plan, the Company may be forced to use cash compensation in lieu of option and/or stock loan awards to incentivize and retain ElkCorp executive officers.

     Our Compensation Committee and Board have approved the 2002 Plan conditioned upon shareholder approval. The 2002 Plan will become effective when approved by the shareholders (assuming that approval occurs within twelve months of the Board approval). The 2002 Plan is an amendment and restatement of the 1998 Plan. All stock options granted prior to the effective date of the 2002 Plan will remain subject to the terms of ElkCorp's prior plans. All stock options and restricted stock awards granted after the 2002 Plan is effective would be granted under the terms and limitations of the 2002 Plan.

     The material features of the 2002 Plan are summarized below. Because this is a summary, it may not contain all the information that you may consider important. The full text of the 2002 Plan is included as Exhibit A to this proxy statement.

ESTIMATE OF BENEFITS

     Because the grant of awards pursuant to the 2002 Plan will be within the discretion of the Committee, it is not possible to determine the awards that will be made to executive officers under the 2002 Plan; however, it is expected that such awards will be comparable in value to those granted in recent years under the 1998 Plan and Stock/Loan Plan, except as may be justified under the Company's traditional methodology. Information regarding awards made under the 1998 Plan to each person serving as the Company's Chief Executive Officer and the other four mostly highly compensated executive officers in fiscal 2002 is provided on page 23 of this proxy statement.

     In fiscal 2002, awards of options were made to approximately 88 employees and stock loans were made to approximately 175 participants under the 1998 Plan and Stock/Loan Plan. Collectively, there are almost 200 employee participants with awards in those plans.

COMMON STOCK SUBJECT TO THE 2002 PLAN

     The 2002 Plan authorizes up to 1,200,000 million new shares of ElkCorp Common Stock for grants of awards. Of these shares, up to 600,000 shares of Common Stock authorized for the 2002 Plan may be awarded as restricted stock. Together with the 307,338 shares rolled into the 2002 Plan from the 1998 Plan, the number of shares that could be issued under the 2002 Plan would represent less than 7.2% of the Common Stock outstanding and entitled to vote on the record date (adjusted for issuance of stock associated with such awards).

     Common Stock issued under the 2002 Plan may be newly issued shares, treasury shares or any combination thereof. The Company presently intends to use treasury shares purchased through its share repurchase program for awards under the 2002 Plan. As of September 3, 2002, approximately 526,620 shares of Common Stock were held in treasury, and an additional $10.6 million in share repurchases remained authorized for completion.

     The maximum number of shares available for awards, as well as other share limits and purchase or exercise prices under the 2002 Plan, may, in the Committee's discretion, be proportionately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and other similar dilutive or accretive transactions. To the extent that any award based on Common Stock expires or terminates without having been exercised in full or is forfeited, the shares of Common Stock subject to that award will be available for other awards.

     In order to comply with a requirement of Code Section 162(m), described more fully below under "Federal Income Tax Consequences of Options -- Limits on Company's Deductions," the 2002 Plan provides that the maximum number of shares of Common Stock for which awards may be granted to any single participant during any one-year period may not exceed 200,000, subject to anti-dilution adjustments as described above.

ADMINISTRATION

     The terms of the 2002 Plan operate to provide that the Compensation Committee of the Board will administer the 2002 Plan. The Compensation Committee is referred to herein as the "Committee."

     The Committee has authority to, among other things:

     - select the persons to whom awards will be granted from the pool of officers, employees, and directors of the Company and its affiliates;

     - determine the nature of each award granted;

     - determine the number of shares of Common Stock that comprise or underlie each award;

     - set the period for the purchase or exercise of each award;

     - establish the vesting schedule, performance criteria, if applicable, and other terms of the award; and

     - interpret, construe and implement the provisions of the 2002 Plan.

     The 2002 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

AMENDMENT AND TERMINATION OF THE 2002 PLAN

     The Board may, at any time, suspend, discontinue, terminate, revise or amend the 2002 Plan, and the 2002 Plan, as so revised or amended, will govern all awards granted thereunder, including those granted before such revision or amendment. However, no such revision or amendment shall be made without first obtaining approval of the shareholders of the Company to the extent such approval is required by applicable law, rule or regulation or the requirements of any stock exchange or automated quotation system then listing our Common Stock. Further, no revision or amendment of the 2002 Plan or an award may materially diminish any rights of a participant under any previously granted award without the written consent of the affected participant.

     Unless earlier terminated by the Board, the 2002 Plan will terminate on the day prior to the tenth anniversary of the earlier of the date of adoption of the 2002 Plan by the Board or the date of its adoption by the shareholders.

INDIVIDUAL AWARDS UNDER THE 2002 PLAN

     Awards will be granted for such number of shares of Common Stock as the Committee determines, subject to the limitations discussed above. Incentive stock options may only be granted to participants who are employees.

     Each award granted under the 2002 Plan will be evidenced by a written award agreement issued to the participant. The award agreements for participants in the 2002 Plan receiving a particular type of award need not have identical terms. Awards will be subject to such provisions as the Committee deems appropriate, which may include provisions for forfeiture or restrictions on resale or other dispositions of shares of Common Stock acquired through an award or the right to repurchase such shares under certain circumstances.

     Except as discussed below under "Restricted Stock Awards," a participant who is granted an award pursuant to the 2002 Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have actually been issued and are otherwise free of restrictions after issuance.

ADDITIONAL TERMS AND CONDITIONS OF AWARDS UNDER THE 2002 PLAN

     Non-Transferability. No awards granted under the 2002 Plan may be sold, pledged or otherwise assigned in any manner other than by will or the laws of descent and distribution or subject to the consent of the Committee, unless and until such award has been exercised, and the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed.

     Effect of Reorganizations and Changes of Control. The 2002 Plan provides that, unless they provide otherwise, all options will become immediately exercisable, and the restrictions applicable to outstanding restricted stock will lapse, in the event of a "Change of Control" (as defined in the 2002 Plan).

     If, however, we effect a reorganization which does not involve a Change of Control, where holders of our Common Stock are entitled to receive cash or other consideration, each outstanding award under the 2002 Plan shall thereafter be claimed or exercisable only for the kind and amount of securities, cash, or other consideration a holder of the same number of shares of our Common Stock would have received in such reorganization.

STOCK OPTION AWARDS

     General Terms. Both incentive stock options and non-qualified stock options may be granted under the 2002 Plan. Options may, in the discretion of the Committee, be granted so as to vest and (become exercisable) based on the passage of time, duration of employment or service and/or the attainment of performance goals.

     The Committee shall determine the exercise price for the stock options it grants under the 2002 Plan, but no exercise price shall be less than the fair market value of the underlying stock on the date of grant. In addition, the exercise price of any incentive stock option granted under the 2002 Plan must not be less than one hundred ten percent (110%) of such fair market value in the case of incentive stock options granted to certain employees owning more than ten percent (10%) of the voting stock of the Company or any of its subsidiaries. Under the terms of the 2002 Plan, the "fair market value" of our Common Stock on any date is the closing sale price of the Common Stock as reported on that date. As of September 3, 2002, the fair market value of our Common Stock was $15.75 per share.

     Exercisability. An option will generally have a ten-year term and will vest and become exercisable over a five-year period at a rate of twenty percent (20%) of the shares subject to the option per each full year of employment. Moreover, unless otherwise provided in an award agreement, an option will become one hundred percent (100%) vested and exercisable upon a Change of Control (as defined) or upon the termination of employment of a participant due to disability (as defined), death or retirement. Non-qualified stock options will generally be exercisable for an additional five-year period after such a termination due to death, disability or retirement. An incentive stock option will generally be exercisable for an additional one-year period after a termination due to disability, an additional five-year period after a termination due to death and an additional three-month period after a termination due to retirement or any other reason. However, in no case may an option be exercised after its expiration date.

     At any particular date, an option is vested and exercisable only to the extent provided in the award agreement for the option. No stock option may be exercised after the expiration of ten (10) years from the date of grant (or five
(5) years in the case of incentive stock options granted to any employee owning more than ten percent (10%) of the voting stock of the Company or one of its subsidiaries). Pursuant to the 2002 Plan, the aggregate fair market value of the Common Stock for which all incentive stock options granted to any participant may first become exercisable as incentive stock options during any one calendar year may not exceed $100,000. The Committee may, in its discretion at any time after the grant of a stock option, accelerate the vesting of the option in whole or in part by increasing the number of shares for which the option is exercisable at any time or times.

     Exercise Price. The Committee may, subject to applicable legal restrictions, permit the exercise price of any option to be paid in cash or shares of Common Stock held by the participant for more than six (6) months. The Committee may also allow exercise of options in a broker-assisted transaction in which the exercise price is not received until promptly after exercise and/or allow us to loan the exercise price to the participant. Such a transaction, however, must be permitted by applicable law (including the Sarbanes-Oxley Act), and may be subject to conditions necessary to preclude or limit the Company's recognition of expense for financial accounting purposes.

     No Repricing. The 2002 Plan contains an absolute prohibition on repricing of options, as defined in the 2002 Plan, without shareholder approval.

     Other Obligations of Optionees. Prior to the issuance of a stock certificate(s) upon exercise of an option, the Committee may request agreements or undertakings to assure compliance with any of the provisions of the 2002 Plan, the applicable option award agreement or any law, regulation or rule.

RESTRICTED STOCK AWARDS

     The Committee may grant restricted stock awards entitling the participant to acquire shares of Common Stock either at no cost or at a purchase price set by the Committee and subject to state law and whatever restrictions and conditions as the Committee may determine at the time of the grant. These restrictions may include restrictions on voting rights or transferability, the removal of which may be conditioned on the passage of time, duration of employment with the Company or any affiliate or upon achievement of performance goals set for the individual or for the Company based on criteria in the 2002 Plan. The award agreements relating to restricted stock awards will provide for the forfeiture to the Company, or the reacquisition by the Company, of any award of restricted stock still subject to such restrictions upon failure to satisfy any condition of the award or the termination of employment or service. Any such reacquisition would be at a price per share equal to the price, if any, paid by the participant for the restricted stock, subject to limited exceptions.

     The grantee of restricted stock generally has all of the rights of a shareholder, including the right to vote the restricted stock and to receive dividends and other distributions on the restricted stock, although, generally, dividends in the form of Common Stock and any other non-cash dividends and distributions will also be subject to restrictions.

     The Committee may require a participant receiving a restricted stock award to deposit the certificates for the shares in escrow, for the period in which restrictions apply, with the Secretary or Assistant Secretary of the Company or another escrow holder.

     Unless otherwise provided in an award agreement, shares granted pursuant to a restricted stock award will vest and become free of restrictions over a five-year period at a rate of twenty percent (20%) of such shares per each full year of employment or service. However, restricted shares will become one hundred percent (100%) vested and non-forfeitable upon a Change of Control or upon the termination of employment of a participant by reason of retirement, death or disability.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a description of the principal United States federal income tax consequences related to options granted and restricted stock awarded under the 2002 Plan.

     Non-Qualified Options. A grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise will be included in the grantee's ordinary income and the Company will generally be entitled to deduct the same amount. Upon a disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee of the option as either capital gain or capital loss.

     If an option provides for the issuance of shares of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon the lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the option price, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

     Alternatively, a grantee who receives shares of Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the option, in which case the grantee's taxable income and the Company's tax deduction are generally determined at the time of option exercise, as explained in the first paragraph under "Non-qualified Stock Options" above. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee's deduction for any loss on the forfeiture or sale will be limited to the amount, if any, by which the option price exceeds the amount received upon such forfeiture or sale to the Company.

     If the grantee pays the option price, in whole or in part, with previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

     Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company, provided that the grantee (a) was an employee of the Company (or any subsidiary of the Company) at all times beginning on the date the option was granted and ending on the date three months before the option was exercised (one year in the case of permanent disability) (the "employment requirement") and (b) does not dispose of the shares of Common Stock acquired upon exercise of the incentive stock option within two years after the date the option was granted and within one year after the date the option was exercised (the "holding period requirement"). The exercise of an option that does not satisfy the employment requirement will be taxed as a non-qualified option as described above. The grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the option price.

     Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the option price, as long as the grantee has satisfied the holding period requirement. If the grantee disposes of the shares without satisfying the holding period requirement, called "a disqualifying disposition," the grantee will recognize ordinary income at the time of the disqualifying disposition in an amount equal to the lesser of the excess of the amount realized on such disqualifying disposition over the exercise price, or the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price. Any remaining gain or loss is treated as a capital gain or capital loss.

     If a grantee pays the option price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

     The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

     Limits on Company's Deductions. Section 162 (m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a the Company's chief executive officer and the other executive officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the "performance-based compensation" exception (Performance Exception), including approval by shareholders of the material terms of the compensation. Approval of the 2002 Plan at the Annual Meeting will satisfy this shareholder approval requirement with respect to compensation attributable to stock options granted under the 2002 Plan.

     The 2002 Plan incorporates the requirements for the Performance Exception that, in addition to the shareholder approval requirements, are applicable to options, including limiting the maximum number of shares of Common Stock for which options may be granted to any single participant during any one-year period to 200,000, providing that such awards only be granted by the Compensation Committee, and requiring that the option price or exercise price of such awards be not less than the fair market value of the underlying stock on the date of grant. Therefore, it is expected that all options granted to covered employees under the 2002 Plan will qualify for the Performance Exception.

     Restricted Stock. The participant will generally not recognize taxable income upon the grant of restricted stock. The participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for such shares. The ordinary income recognized by a participant with respect to shares awarded pursuant to the 2002 Plan will be deemed compensation income subject to applicable wage withholding.

     In general, the Company will be entitled to a deduction for federal income tax purposes at the same time and in an amount equal to the ordinary income recognized by a participant with respect to shares of restricted stock awarded pursuant to the 2002 Plan.

     A participant may elect, pursuant to Section 83(b) of the Code, to include in gross income the excess of the fair market value of the restricted stock upon grant over the amount, if any, paid for such shares, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If such election is made within thirty days of the date of grant, then the participant would include in gross income the fair market value of the restricted stock on the date of grant, and any change in the value of the shares after the date of grant would be capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant's capital gains holding period begins on the date of grant. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.

     A participant's tax basis in shares of restricted stock received pursuant to the 2002 Plan will be equal to the ordinary income recognized by such participant. Unless a Section 83(b) election is made, the participant's holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions on such shares lapse. If, subsequent to the lapse of restrictions on shares of restricted stock, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the participant will be taxed as capital gain or loss.

     The Board believes that the approval of the 2002 Plan will further align the participants' interest with those of the shareholders.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 ELKCORP EQUITY INCENTIVE COMPENSATION PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS FOR FISCAL 2003

     On May 2, 2002, based on a recommendation of the Audit Committee, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal years ending June 30, 2002 and June 30, 2003, to replace Arthur Andersen LLP, whose engagement as the Company's auditors ended immediately. The dismissal of Arthur Andersen and the appointment of PricewaterhouseCoopers were made effective as of April 2002, when the Audit Committee and the Board believed that events jeopardized the continued effectiveness and viability of Arthur Andersen.

     Arthur Andersen's audit reports on the Company's financial statements as of and for the two most recent fiscal years, which ended June 30, 2000 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years, which ended June 30, 2000 and 2001, respectively, and the subsequent interim period through May 2, 2002: (i) there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports; and (ii) none of the Regulation S-K Item 304 reportable events occurred. The Company provided Arthur Andersen with a copy of the foregoing statements.

AUDIT FEES

     The following table sets forth approximate aggregate fees billed to us for fiscal year 2002 by our independent auditors:

Audit Fees..................................................  $234,500(1)
Financial Information Systems
  Design and Implementation Fees............................         0
All Other Fees:
  Audit Related Services....................................  $ 50,200(2)
  Accounting Consulting Services............................    18,500(2)
  Tax Services..............................................   177,843(2)
                                                              --------
     Total All Other Fees...................................  $246,543
                                                              --------
TOTAL FEES..................................................  $481,043

---------------

(1) Billed by PricewaterhouseCoopers.
(2) Billed by Arthur Andersen.

     The Company has not utilized PricewaterhouseCoopers for any services other than audit services. The Audit Committee has expressly required management to provide them with the opportunity to review and approve, in advance, any other services by PricewaterhouseCoopers.

     Although not required to do so, the Board of Directors is submitting the appointment of PricewaterhouseCoopers for ratification at the Meeting. In the past, our shareholders have ratified the appointment of independent auditors each year by an overwhelming majority. If shareholders do not ratify the appointment for fiscal 2003, however, the Board of Directors will reconsider the appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting, will be available to respond to questions and will have the opportunity to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL 2003.

EXECUTIVE COMPENSATION

     - Compensation Committee Report

        - Our Philosophy

        - Key Elements of Executive Compensation

        - Other Compensation

        - Summary of Factors Influencing Compensation

        - CEO Compensation

        - Tax Deductibility of Executive Compensation

     - Performance Graphs

     - Summary Compensation Table

     - Option Grants in Fiscal 2002

     - Aggregated Option Exercises During Fiscal 2002 and Values at June 30,
       2002

     - Stock/Loan Balances

     - Equity Compensation Plan Information

     - Change-in-Control (Severance) Agreements

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, which is governed by a charter, is responsible for providing advice and recommendations to the Board and establishing the policies which govern executive compensation programs of the Company. The Committee consists entirely of non-employee directors.

  Our Philosophy

     Our philosophy, and the Board's philosophy, is to offer key executive officers a competitive compensation package that is tied to the performance and contribution of the executive, as well as the overall success of the Company. The Company directly links executive and shareholder interests through equity based plans and plans that reward the executive when the Company achieves specific operating results. We intend to motivate and reward executives for performance that enhances shareholder value, and to retain executives who are critical to the long-term success of the Company. The Committee and Board seek an appropriate balance between short-term and long-term incentives in reviewing and approving compensation programs and individual compensation awards.

  Key Elements of Executive Compensation

     The key elements of compensation the Company pays to its executives are generally base salary, incentive cash bonus, stock loans or, if approved by shareholders, restricted stock grants, and stock options. The Company intends for each element of compensation to provide a distinct set of incentives to the executive.

     Since April 2002, the Company has not made stock loans to ElkCorp's executive officers. As a result of the Sarbanes-Oxley Act of 2002, which contained broad personal loan prohibitions, the Stock/Loan Plan is no longer a viable benefit program for these executive officers. The Committee believes that implementation of a restricted stock plan or similar vehicle to replace the Stock/Loan Plan is critical, as the Sarbanes-Oxley Act prohibited what the Committee viewed as an extremely valuable vehicle aligning executives' and other key employees' interests with those of the Company's shareholders.

-  Base Salary

     The Committee makes an annual recommendation to the Board as to what base salary the Company will pay to each of its executive officers. We base our recommendation on our subjective evaluation of whether the proposed base salary is appropriate in relation to salaries in the Company's compensation peer group and to the executive's individual performance. The executive's progress in the applicable salary rate range generally depends upon their individual skills, abilities and performance.

     Prior to recommending approval of salaries to the Board, we review a survey of competitive salaries paid by other companies in the Company's compensation peer group. An independent consulting firm develops the survey. The Company uses the survey data to establish the range of compensation for each executive, with the mid-point in that range being close to the median salary for the executive's position within the compensation peer group.

     We also review the Company's annual performance evaluations for its executive officers. The executive officer's immediate superior completes this annual performance review based on their evaluation of the executive's individual skills and abilities, achievement of individual strategic goals, and fulfillment of established position requirements and expectations. The Committee conducts the Chief Executive Officer's evaluation by obtaining a performance review from his direct reports in addition to the Committee's and Board's own evaluations. The evaluations do not contain specific weighting of factors for determining overall job performance.

-  Incentive Cash Bonus

     We believe that a significant portion of annual compensation for each executive officer should be linked solely to the Company's short-term financial performance. Prior to fiscal 2003, including in fiscal 2002, the Company paid quarterly incentive cash bonuses if it achieved modified operating earnings within a range that the Committee approved after it was established as part of the Company's budgeting and strategic planning for that fiscal year. The Company established threshold and target levels of earnings for purposes of incentive cash bonuses. If the Company achieved its target earnings, then it paid the executive a bonus it pre-set for the executive's job position. The Company paid bonuses greater or lesser than the target level in proportion to its achievement of earnings greater or lesser than the target. The Company, however, must have achieved the established threshold earnings or it would not pay a bonus. Bonuses were also subject to a cap, or maximum, of 200% of the target bonus.

     In fiscal 2003, the Committee and full Board approved a change to the Company's Incentive Cash Bonus Plan. Instead of determining bonuses based on performance versus modified operating earnings targets, corporate performance will be determined based on the Company's return on equity compared to other New York Stock Exchange companies. The new bonus plan will be described in more detail in next year's Compensation Committee Report.

-  Equity-based Incentive Compensation

     With the Company's equity-based incentive compensation programs, we intend to align executive officers' interests directly with the interests of its shareholders. The Company historically has provided equity-based incentive compensation in the form of stock options and stock loans. If the 2002 ElkCorp Equity Incentive Compensation Plan is approved by shareholders, beginning in fiscal 2003, we intend to replace stock loans to our executive officers with restricted stock grants. Stock loans and restricted stock grants provide short- and long-term incentives, while stock options provide incentives that are primarily long-term. In fiscal 2002, the Company set an executive's total annual opportunity for stock loans and option awards, collectively, at a valuation approximating the 65th percentile within the Company's compensation peer group for total long-term compensation paid to the executive's job position.

          - -  Stock Loans/Restricted Stock

     During fiscal 2002, the Company maintained a Stock/Loan Plan. Under the Stock/Loan Plan, the Company granted to the executive the right to obtain a loan from the Company, the proceeds of which had to be used to purchase the Company's Common Stock or applied to recent Company stock purchases. The Company calculated stock loan grants by formula, based on a pre-set percentage of the executive's incentive cash bonuses. Percentages for the formula calculation varied by the executive's job position. Loans granted under the Stock/Loan Plan were then forgiven at a rate of 20% for each year of continuous service subsequent to the date of the loan. As described above, the Company no longer makes stock loans to ElkCorp executive officers.

     The Committee has recommended to the Board that the Company adopt the 2002 ElkCorp Equity Incentive Compensation Plan. In turn, the Board has recommended that shareholders approve a proposal to adopt the Plan. Under this Plan, the Committee would replace loans to ElkCorp executive officers under the Stock/Loan Plan with restricted stock grants beginning in fiscal 2003 using the same methodology previously used for stock loans.

     Like incentive cash bonuses, stock loan grant amounts have depended, and restricted stock grants would depend, upon the Company's achievement of earnings targets. By operation of its formula, the Company makes larger stock loan or restricted stock grants the better its short-term operating earnings. Unlike the case with incentive cash bonuses, however, the executive would realize a benefit that also varies according to long term factors -- continued service to the Company and increases in shareholder value over the period the executive holds the Company stock they acquire with stock loans or would receive in the form of restricted stock grants.

          - - Stock Options

     Under the Incentive Stock Option Plan, which was approved by shareholders in 1998, we have made, subject to ratification by the Board, awards of incentive and nonqualified stock options to Company executives. The 2002 ElkCorp Equity Incentive Compensation Plan, if approved by shareholders, would make available additional shares for option awards in future periods. Stock options we award to executives will generally have a ten-year term and become exercisable ratably over five years, with an option price equal to market value on date of grant.

     In most cases, we determine by formula the number of option shares for which we make a grant. This formula uses the Black-Scholes option pricing model as part of a calculation of the number of option shares with a total value that will bring total long-term compensation, including stock loan or restricted stock opportunities, to its intended level. In recognition of unique performance or circumstances, however, we may make some awards that vary from the formula calculation.

  Other Compensation

     We also believe that to retain high quality executive talent, the Company must maintain a competitive package of compensatory employee benefit and welfare plans. The Company's executives currently are eligible to participate in the Company's 401(k) plan, employee stock ownership plan, a deferred compensation plan and other employee benefit and welfare programs that are generally available to employees. The Company establishes these programs based primarily on its subjective evaluation of competitive practices at similar companies who compete with the Company for personnel.

  Summary of Factors Influencing Compensation

     The table below summarizes the performance and other factors directly influencing the amounts of the Company's executive compensation:

                                                                      STOCK
             FACTORS DIRECTLY                           INCENTIVE     LOANS/
          INFLUENCING AMOUNTS OF              BASE        CASH      RESTRICTED     STOCK
          EXECUTIVE COMPENSATION             SALARY      BONUSES      STOCK       OPTIONS      OTHER
          ----------------------            ---------   ---------   ----------   ---------   ---------
Competitive Practices.....................      X           X            X           X           X
Individual Short-term Performance.........      X
Company Short-term Performance............                  X            X
Continued Service to the Company..........                               X           X           X
Long-term Increases in Shareholder
  Value...................................                               X           X           X

     Although base salary and incentive cash bonuses are directly linked to short-term individual and Company performance, respectively, rather than long-term increases in shareholder value, the short-term performance goals are part of the Company's long-term strategic plan, which is designed to result in long-term increases in shareholder value.

  CEO Compensation

     We recommend the CEO's compensation to the Board with each component determined according to the same criteria described above. In fiscal 2002, the Committee evaluated Mr. Karol's performance utilizing a review of the Board and the CEO's direct reports. The Committee also evaluated competitive compensation data developed by an independent compensation consultant.

     We believe that Mr. Karol's salary is competitive in relation to salaries of chief executive officers within the Company's compensation peer group.

     Mr. Karol's incentive bonus is calculated using the application of a formula to a target amount as described above in the Incentive Cash Bonus section of this report. The increased bonus paid to Mr. Karol and the named executives during fiscal 2002 reflects the Company's exceeding its target earnings in fiscal 2002.

     In fiscal 2001, upon his being elected Chief Executive Officer, we granted to Mr. Karol, subject to ratification by the full Board, 120,000 nonqualified stock options, an award we subjectively determined to be competitive in relation to stock option awards within the Company's compensation peer group. Due to the timing of his initial award, a lesser grant than would be considered as a formula grant, options for 40,000 shares, were awarded in fiscal 2002. Beginning in fiscal 2003, we will again apply our traditional methodology in determining Mr. Karol's stock option awards.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the named executive officers to $1 million per officer in any one year. Compensation which qualifies as performance-based compensation is not taken into account for purposes of this limitation. The Company has informed us that all compensation paid during fiscal year 2002, including amounts associated with the Company's Incentive Stock Option Plan, is deductible for federal income tax purposes. Should the compensation level of any executive officer exceed $1 million for purposes of Internal Revenue Code Section 162(m), the Committee and Board will determine whether such compensation is appropriate, but may be influenced by factors other than full tax deductibility. The federal income tax consequences of awards that may be made under the proposed 2002 ElkCorp Equity Incentive Compensation Plan, if approved by shareholders, are described in the accompanying proxy statement under Proposal 2.

                                               ELKCORP COMPENSATION COMMITTEE
                                                  Dale V. Kesler, Chairman
                                                       James E. Hall
                                                     Michael L. McMahan
                                                       David W. Quinn

   Dated: September 3, 2002

   PERFORMANCE GRAPHS

     The graphs below compare the cumulative total shareholder return on Common Stock, including reinvestment of dividends, for the last five and ten fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Dow Jones Building Materials Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG ELKCORP, THE RUSSELL 2000 INDEX
                 AND THE DOW JONES US BUILDING MATERIALS INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        6/97      6/98      6/99      6/00      6/01      6/02
--------------------------------------------------------------------------------
 ElkCorp               100.00    137.22    239.81    190.72    169.85    231.47
 Russell 2000          100.00    116.51    118.26    135.19    136.08    124.28
 Dow Jones US
  Building Materials   100.00    126.18    125.33     88.50    103.67    111.64

      * $100 INVESTED ON 6/30/97 IN STOCK OR INDEX -- INCLUDING
        REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                 COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG ELKCORP, THE RUSSELL 2000 INDEX
                 AND THE DOW JONES US BUILDING MATERIALS INDEX

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------------------------
                        6/92      6/93      6/94      6/95      6/96      6/97      6/98      6/99      6/00      6/01      6/02
----------------------------------------------------------------------------------------------------------------------------------
 ElkCorp               100.00    300.00    284.06    257.97    213.38    330.22    453.13    791.90    629.80    560.88    764.35
 Russell 2000          100.00    126.13    131.48    157.20    194.75    226.55    263.95    267.91    306.28    308.29    281.56
 Dow Jones US
 Building Mat.         100.00    116.90    117.50    134.05    155.01    201.08    253.71    252.01    177.95    208.45    224.48

     * $100 INVESTED ON 6/30/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

     The preceding graphs are presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results do not necessarily indicate future performance. The graphs in no way reflect a forecast of future financial performance.

     Despite any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, the Compensation Committee Report and performance graphs included with this proxy statement are not incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

     The following table contains information about the compensation for the last three fiscal years of each person who served as Chief Executive Officer and each of the four other most highly compensated executive officers of ElkCorp (referred to below as the named executive officers), based on salary and bonus for fiscal 2002.


                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                   ----------------
                                                   ANNUAL          SECURITIES
                                                COMPENSATION       UNDERLYING
             NAME AND               FISCAL   -------------------   STOCK OPTIONS       ALL OTHER
      PRINCIPAL POSITION(a)         YEAR      SALARY    BONUS(b)   (# OF SHARES)(c)   COMPENSATION(d)
----------------------------------  ------   --------   --------   ----------------   ---------------
Harold K. Work....................   2002    $337,500   $167,805        30,000           $230,710
                                     2001     473,250     10,754        91,500             95,312
                                     2000     460,000    144,953       106,740             95,758
Thomas D. Karol...................   2002    $450,000   $341,060        40,000           $ 33,062
                                     2001     147,692          0       124,500                  0
                                     2000          --         --            --                 --
Richard A. Nowak..................   2002    $269,201   $213,952        37,055           $ 46,097
                                     2001          --         --            --                 --
                                     2000          --         --            --                 --
Harold R. Beattie, Jr. ...........   2002    $200,724   $105,109        27,645           $ 19,612
                                     2001     193,000      2,981        14,000              3,633
                                     2000      71,253     13,186        11,920                  0
Matti Kiik........................   2002    $187,487   $124,243        11,000           $ 34,113
                                     2001          --         --            --                 --
                                     2000          --         --            --                 --
David G. Sisler...................   2002    $199,500   $101,719        14,585           $ 29,383
                                     2001     190,000      2,858        14,000             26,706
                                     2000     180,000     38,043        13,830             22,271

---------------

(a) Capacities in which each named executive officer served during the last fiscal year:

   Harold K. Work          Chairman of the Board (Retired March 31, 2002)
   Thomas D. Karol         Chairman of the Board and Chief Executive Officer (beginning
                           March 31, 2002); President and Chief Executive Officer
                           (until March 31, 2002)
   Richard A. Nowak        President and Chief Operating Officer (beginning March 31,
                           2002); Executive Vice President (from September 24, 2001
                           until March 31, 2002)
   Harold R. Beattie, Jr.  Senior Vice President, Chief Financial Officer and Treasurer
                           (beginning May 1, 2002); Vice President, Chief Financial
                           Officer and Treasurer (from September 24, 2001 until May 1,
                           2002); Vice President -- Finance and Treasurer (until
                           September 24, 2001)
   Matti Kiik              Senior Vice President, Research and Development (beginning
                           May 1, 2002); Vice President, Research and Development (from
                           November 16, 2001 until May 1, 2002)

   David G. Sisler         Senior Vice President, General Counsel and Secretary
                           (beginning May 1, 2002); Vice President, General Counsel and
                           Secretary (until May 1, 2002)
   Amounts paid to Messrs. Karol (fiscal 2001) and Beattie (fiscal 2000) represent compensation for less than a full year's service, as they were not employed by the
   Company or any subsidiary for the full year. Amounts paid to Mr. Karol in fiscal
   2000 and amounts paid to Messrs. Nowak and Kiik in fiscal 2000 and 2001 are omitted pursuant to SEC Regulation S-K. Amounts shown for Messrs. Nowak and Kiik in fiscal
   2002 represent all their compensation for that fiscal year from the Company and its subsidiaries.

(b) Bonus amounts in the summary compensation table were paid under the Company's Incentive Cash Bonus Plan, except amounts paid to Messrs. Nowak and Kiik, through fiscal 2002, were paid under the Elk Incentive Cash Bonus Plan.

(c) See the table below entitled "Option Grants in Fiscal 2002" for further information concerning fiscal 2002 option grants.

(d) Amount in this column for 2002 for Mr. Work includes $7,000 in directors' fees the Company paid in fiscal 2002 subsequent to his retirement as an employee. Otherwise, amounts in this column represent contributions by the Company to the ElkCorp Employees' 401(k) Savings Plan and Employee Stock Ownership Plan, loans forgiven under the Stock/Loan Plan and supplemental retirement benefits summarized as follows:

     Company Contributions to Employees' 401(k) Savings Plan and Employee Stock Ownership Plan:

                                                      YEAR ENDED JUNE 30,
                                                  ---------------------------
NAME                                               2002      2001      2000
----                                              -------   -------   -------
Harold K. Work..................................  $11,900   $11,900   $11,200
Thomas D. Karol.................................    3,400         0        --
Richard A. Nowak................................   11,900        --        --
Harold R. Beattie, Jr. .........................   11,900     3,400         0
Matti Kiik......................................   11,900        --        --
David G. Sisler.................................   11,437    11,173    11,200

     Loans Forgiven Under the Stock/Loan Plan:

                                                     YEAR ENDED JUNE 30,
                                                 ----------------------------
NAME                                               2002      2001      2000
----                                             --------   -------   -------
Harold K. Work.................................  $180,428   $55,592   $45,766
Thomas D. Karol................................         0         0        --
Richard A. Nowak...............................    22,658        --        --
Harold R. Beattie, Jr. ........................     1,293       226         0
Matti Kiik.....................................    15,469        --        --
David G. Sisler................................    10,700    10,274     6,703

     Supplemental Retirement Benefits Contributed:

                                                      YEAR ENDED JUNE 30,
                                                  ---------------------------
NAME                                               2002      2001      2000
----                                              -------   -------   -------
Harold K. Work..................................  $31,382   $27,820   $38,792
Thomas D. Karol.................................   29,662         0        --
Richard A. Nowak................................   11,539        --        --
Harold R. Beattie, Jr. .........................    6,419         7         0
Matti Kiik......................................    6,744        --        --
David G. Sisler.................................    7,246     5,259     4,368

OPTION GRANTS IN FISCAL 2002

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------
                        NUMBER OF     % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                        SECURITIES     OPTIONS                                         ANNUAL RATES OF STOCK PRICE
                        UNDERLYING    GRANTED TO     EXERCISE OR                   APPRECIATION FOR OPTION TERMS(C)(D)
                         OPTIONS     EMPLOYEES IN   BASE PRICE PER   EXPIRATION   -------------------------------------
NAME                    GRANTED(A)   FISCAL 2002       SHARE(B)         DATE             5%                  10%
----                    ----------   ------------   --------------   ----------   -----------------   -----------------
Harold K. Work........    30,000            8.40%       $20.07        3/31/07       $    378,657        $    959,592
Thomas D. Karol.......    30,000            8.40%        20.07        7/29/11            378,657             959,592
                          10,000            2.80%        22.20        1/27/12            139,615             353,811
Richard A. Nowak......    37,055           10.37%        20.07        7/29/11            467,705           1,185,256
Harold R. Beattie,
  Jr. ................    15,725            4.40%        20.07        7/29/11            198,480             502,986
                          11,920            3.34%        17.20        3/26/10            128,938             326,755
Matti Kiik............    11,000            3.08%        20.07        7/29/11            138,841             352,851
David G. Sisler.......    14,585            4.08%        20.07        7/29/11            184,091             466,522
All Shareholders......       N/A              N/A          N/A            N/A       $245,635,067        $622,487,784

---------------
(a) Options become exercisable 20% per year on the first through the fifth anniversary dates of the grant. Options granted were for a term of ten years, subject to earlier termination upon certain terminations of employment. Upon the optionee's death, permanent and total disability, retirement after age 62 or a change in control of the Company, all options reflected in this table would become immediately exercisable.

(b) All options reflected in this table were granted at market value at date of grant. The exercise price may be paid in cash, delivery of already owned shares or a combination of cash and shares.

(c) Gains are reported net of the option exercise price, but before any taxes associated with the exercise. These gains are calculated based on the stated assumed compounded rates of appreciation as set by the SEC for disclosure purposes. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the period over which options become exercisable in increments. The amounts reflected in this table may not be achieved.

(d) The potential realizable value for all shareholders on Common Stock is calculated over a period of ten years, based on (i) a beginning stock price of $20.07, the exercise price of most option grants reflected in this table, and (ii) the number of outstanding shares on June 30, 2001. These gains may not be achieved.

AGGREGATED OPTION EXERCISES DURING FISCAL 2002 AND VALUES AT JUNE 30, 2002

     The following table contains information about ElkCorp stock options that the named executive officers exercised during fiscal 2002, and the number and aggregate dollar value of stock options that named executive officers held at the end of fiscal 2002. In accordance with SEC rules, values are calculated by subtracting the total exercise price from the fair market value of the underlying Common Stock, which is deemed to be $27.35, the closing price of the Common Stock on the NYSE on June 28, 2002, the last business day before June 30, 2002.

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          SHARES                    OPTIONS AT FISCAL YEAR-END(B)        AT FISCAL YEAR-END
                        ACQUIRED ON      VALUE      ------------------------------   ---------------------------
NAME                     EXERCISE     REALIZED(A)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   ------------    --------------   -----------   -------------
Harold K. Work........    116,250     $1,761,314      265,740                 0      $1,180,082     $        0
Thomas D. Karol.......      5,600         61,554       31,900           136,000         285,582      1,220,300
Richard A. Nowak......      3,404         61,794       41,954            84,712         496,734        837,660
Harold R. Beattie,
  Jr. ................         --             --        7,568            45,997          69,150        270,091
Matti Kiik............      5,063         50,059        7,517            32,203          23,680        221,072
David G. Sisler.......         --             --       15,791            39,076         120,453        242,382

---------------
(a) Market value of underlying securities at exercise date minus the exercise price, not reduced for taxes, if any, payable upon exercise.

(b) Number of shares has been adjusted, as appropriate, for the stock splits paid in November 1997 and August 1999.

STOCK/LOAN BALANCES

     The named executive officers have outstanding loans from the Company under the Stock/Loan Plan described in the Compensation Committee Report included with this proxy statement. Participation in the Stock/Loan Plan was discontinued for all ElkCorp executive officers effective July 30, 2002. Loans made in fiscal 2002 bear interest at a rate equal to the applicable mid-term federal rate established by the Internal Revenue Service. As described in the Compensation Committee Report, such loans, including interest, are forgiven in increments with employees' continued service to the Company or its subsidiaries. The highest outstanding balance and ending outstanding balance for stock loans during fiscal 2002 are reflected in the table below. Balances of not more than $60,000 have been marked with an asterisk.

                                                                   LOANS UNDER STOCK/LOAN PLAN
                                                         -----------------------------------------------
                                                          HIGHEST OUTSTANDING     OUTSTANDING BALANCE AT
NAME                                                     BALANCE IN FISCAL 2002       JUNE 30, 2002
----                                                     ----------------------   ----------------------
Harold K. Work.........................................         $183,647                0$
Thomas D. Karol........................................         *                       *
Richard A. Nowak.......................................           90,440                  88,539
Harold R. Beattie, Jr. ................................         *                       *
Matti Kiik.............................................         *                       *
David G. Sisler........................................         *                       *

EQUITY COMPENSATION PLAN INFORMATION

     The following table presents information as of June 30, 2002 with respect to compensation plans under which equity securities were authorized for issuance by the Company.

                                          NUMBER OF                                     NUMBER OF SECURITIES
                                       SECURITIES TO BE                                REMAINING AVAILABLE FOR
                                     ISSUED UPON EXERCISE     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                                        OF OUTSTANDING       EXERCISE PRICE OF           COMPENSATION PLANS
                                      OPTIONS, WARRANTS     OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                             AND RIGHTS        WARRANTS AND RIGHTS             IN COLUMN(A))
-------------                        --------------------   --------------------   -------------------------------
                                             (A)                    (B)                          (C)
Equity compensation plans approved
  by security holders:
  Incentive Stock Option Plan(1)...       1,701,646                $20.16                      665,006(2)
Equity compensation plans not
  approved by security holders.....       N/A                    N/A                       N/A
Total..............................       1,701,646                $20.16                      665,006(2)

---------------

(1) Represents the 1998 Plan and the incentive stock option plan it restated, which are described under the caption "Employee Benefit Plans" in the Footnotes to ElkCorp's consolidated financial statements filed as part of its Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

(2) See page 10 of this proxy statement for additional information regarding shares remaining available for issuance under existing and proposed incentive stock option plans.

CHANGE-IN-CONTROL (SEVERANCE) AGREEMENTS

     ElkCorp has entered into severance agreements with certain officers and employees, including each of the named executive officers. ElkCorp intends for the agreements to protect the Company and its shareholders, as well as these officers and employees, in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce these officers' and employees' dedication to the Company's best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board utilized, among other things, a survey prepared by the Company's outside counsel of competitive practices within the Company's peer group based on public filings.

     The agreements provide for severance benefits upon certain terminations of employment within three years after a change in control of the Company. Change in control events under the employment agreements include:

     - the acquisition of 40% or more of the Company's outstanding voting securities;

     - certain mergers or consolidations;

     - the approval by the Company's shareholders of a plan of dissolution or liquidation;

or
     - certain sales or transfers of 67% or more of the fair value of the Company's operating assets or earning power.

     Under the agreements, if the officer's or employee's employment with the Company or its subsidiary is terminated within three years of a change in control under certain circumstances, the officer or employee will be entitled to receive a lump-sum severance payment equal to two times (except for Messrs. Karol and Nowak who would receive 2.99 times) the highest annual cash compensation they received in any calendar year during the three-year period immediately preceding termination, plus all outstanding loans under the Company's Stock/Loan Plan would be forgiven in full. In addition, under the agreements, for a period of two years following a change in control (three years for Messrs. Karol and Nowak), the officers and employees would be entitled to medical, disability and life insurance coverage at a cost to the officer or employee of no more than 120% of the amount the employee paid for such benefits immediately prior to the change in control.

     In addition, under the Incentive Stock Option Plan, all options held by optionees under that plan, including the named executive officers, would become immediately exercisable upon a change in control.

OTHER MATTERS

     - Employee Code of Conduct

     - Code of Ethics for ElkCorp Financial Officers

     - Section 16(a) Beneficial Ownership Reporting Compliance

     - Next Year's Annual Meeting

EMPLOYEE CODE OF CONDUCT

     Since May 1979, we have maintained General Policy D-2, a code of conduct requiring employees to comply with laws, conduct themselves ethically and avoid improper conflicts of interest. Annually, we require our employees to report to our internal auditor on their compliance with the code of conduct. The current version of the code of conduct, which has Board and Audit Committee approval, is published on our website at www.elkcorp.com.

CODE OF ETHICS FOR ELKCORP FINANCIAL OFFICERS

     To supplement the code of conduct that binds each of our employees, we now have obtained a formal written commitment from each ElkCorp financial officer to abide by the Code of Ethics for ElkCorp Financial Officers, which is published on our website at www.elkcorp.com. The Code of Ethics for ElkCorp Financial Officers has received the review and approval of our Board and Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors, executive officers and 10% shareholders are required to file with the SEC and the NYSE reports of ownership and changes in ownership in their holdings of Common Stock. Based on an examination of these reports and on written representations provided to ElkCorp, we believe that such persons filed all such reports on time in fiscal 2002.

NEXT YEAR'S ANNUAL MEETING

     Our Bylaws provide for certain procedures that shareholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposed item of business or nomination is intended to be included in our proxy materials for that meeting. Copies of the Bylaws are publicly available at the SEC.

     We currently expect that the 2003 Annual Meeting of Shareholders will be held on October 30, 2003. If the meeting is held on that date, advance notice of any nominations for directors and any other items of business for that meeting must be given by a proposing shareholder by July 31, 2003. Any such shareholder proposals intended to be presented at the 2003 Annual Meeting and included in our proxy materials for that meeting must be received by the Company no later than May 23, 2003, and must comply with applicable SEC rules.

                                                                         EXHIBIT
A
                2002 ELKCORP EQUITY INCENTIVE COMPENSATION PLAN

                            Effective ________, 2002

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE 1.  PURPOSE OF PLAN.........................................    A-4

ARTICLE 2.  EFFECTIVE DATE AND TERM OF PLAN.........................    A-4
  2.1   Term of Plan................................................    A-4
  2.2   Effect on Awards............................................    A-4
  2.3   Shareholder Approval........................................    A-4

ARTICLE 3.  SHARES SUBJECT TO PLAN..................................    A-4
  3.1   Reserved Number of Shares...................................    A-4
  3.2   Source of Shares............................................    A-4
  3.3   Availability of Unused Shares...............................    A-4
  3.4   Adjustment Provisions.......................................    A-5
  3.5   Substitute Awards...........................................    A-5

ARTICLE 4.  ADMINISTRATION OF PLAN..................................    A-5
  4.1   Administering Body..........................................    A-5
  4.2   Authority of Administering Body.............................    A-6
  4.3   Eligibility.................................................    A-7
  4.4   No Liability................................................    A-7
  4.5   Amendment and Termination...................................    A-7
  4.6   Other Compensation Plans....................................    A-8
  4.7   Plan Binding on Successors..................................    A-8
  4.8   References to Successor Statutes, Regulations and Rules.....    A-8
  4.9   Issuances for Compensation Purposes Only....................    A-8
  4.10  Invalid Provisions..........................................    A-8
  4.11  Governing Law...............................................    A-8

ARTICLE 5.  GENERAL AWARD PROVISIONS................................    A-8
  5.1   Participation in the Plan...................................    A-8
  5.2   Award Agreements............................................    A-8
  5.3   Exercise of Awards..........................................    A-9
  5.4   Payment for Awards..........................................    A-9
  5.5   No Employment or Other Continuing Rights....................   A-10
  5.6   Restrictions Under Applicable Laws, Regulations and Rules...   A-10
  5.7   Additional Conditions.......................................   A-11
  5.8   No Privileges of Stock Ownership............................   A-11
  5.9   Transferability of Awards...................................   A-12
  5.10  Information to Recipients...................................   A-12
  5.11  Withholding Taxes...........................................   A-13
  5.12  Legends on Common Stock Certificates........................   A-13
  5.13  Alteration of Vesting and Exercise Periods..................   A-13
  5.14  Transfer; Leave of Absence..................................   A-13
  5.15  Limits on Awards to Certain Eligible Persons................   A-14
  5.16  Performance-Based Compensation..............................   A-14

ARTICLE 6.  STOCK OPTIONS...........................................   A-14
  6.1   Nature of Stock Options.....................................   A-14
  6.2   Option Exercise Price.......................................   A-15
  6.3   Option Period and Vesting...................................   A-15
  6.4   Special Provisions Regarding Incentive Stock Options........   A-15
  6.5   Restrictions................................................   A-16

                                                                       PAGE
                                                                       ----
ARTICLE 7.  RESTRICTED STOCK AWARDS.................................   A-16
  7.1   Nature of Restricted Stock Awards...........................   A-16
  7.2   Rights as Shareholders......................................   A-16
  7.3   Restrictions................................................   A-16
  7.4   Forfeiture or Repurchase of Restricted Stock................   A-17
  7.5   Certificates; Escrows.......................................   A-17
  7.6   Vesting of Restricted Stock.................................   A-18
  7.7   Waiver, Deferral and Reinvestment of Dividends..............   A-18
  7.8   Section 83(b) Election......................................   A-18

ARTICLE 8.  REORGANIZATIONS.........................................   A-18
  8.1   Corporate Transactions Not Involving a Change of Control....   A-18
  8.2   Corporate Transactions Involving a Change of Control........   A-18

ARTICLE 9.  DEFINITIONS.............................................   A-19

                2002 ELKCORP EQUITY INCENTIVE COMPENSATION PLAN

                                   ARTICLE 1.

                                PURPOSE OF PLAN

     The Company adopted this Plan to promote the interests of the Company, its Affiliated Entities and their respective shareholders by using investment interests in the Company to attract, retain and motivate management and other persons, including officers, Directors and Employees of the Company and the Affiliated Entities to encourage and reward such persons' contributions to the performance of the Company and to align their interests with the interests of the Company's shareholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 9. This Plan is an amendment and restatement of the 1998 Amended and Restated Elcor Corporation Incentive Stock Option Plan (the "Prior Plan"). All Stock Options granted prior to the Effective Date hereof shall be deemed granted pursuant to the terms of the Prior Plan, as amended (except to the extent the provisions of this Plan are expressly made applicable), and may be granted only to the extent shares are available for issuance under the terms of the Prior Plan. All Stock Options and Restricted Stock Awards granted on or after the Effective Date shall be granted under the terms and limitations of this Plan.

                                   ARTICLE 2.

                        EFFECTIVE DATE AND TERM OF PLAN

     2.1  Term of Plan.  If shareholder approval occurs, as described in Section
2.3 below, this Plan shall become effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

     2.2 Effect on Awards. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

     2.3 Shareholder Approval. In order to become effective this Plan shall be approved by the Company's shareholders within twelve (12) months of its adoption by the Board.

                                   ARTICLE 3.

                             SHARES SUBJECT TO PLAN

     3.1 Reserved Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan is 1,507,338. This maximum number is the sum of the 307,338 shares that remain available for grants under Prior Plan plus 1,200,000 additional shares.

     3.2 Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation, shares purchased on the open market.

     3.3 Availability of Unused Shares. Shares of Common Stock subject to and/or underlying any unexercised, unearned or yet-to-be acquired portions of any Award granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under
Section 422 of the IRC or any successor statute thereto.

     3.4  Adjustment Provisions.

     (a) If (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-off, split-up or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary dividend payable in cash or property, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities that can be issued under all Awards granted under the Plan or under particular kinds of Awards, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or
(4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan.

     (b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock or other securities issuable as a result of such adjustments.

     (c) Any adjustment pursuant to this Section 3.4 shall be made by the Administering Body, in its discretion, to preserve the benefits or potential benefits intended to be made available under this Plan or with respect to any outstanding Awards or otherwise necessary to reflect any capital change or other event described in Section 3.4(a). The determination made by the Administering Body with respect to the foregoing shall be final, binding and conclusive upon all persons and entities.

     (d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or to engage in any other corporate transaction.

     (e) No adjustment to the terms of an Incentive Stock Option shall be made if such adjustment would cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC, unless the Administering Body determines otherwise.

     3.5 Substitute Awards. The Administering Body may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company or an Affiliated Entity as a result of a merger, consolidation or other business combination of the employing corporation with the Company or an Affiliated Entity or the acquisition by the Company or an Affiliated Entity of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.

                                   ARTICLE 4.

                             ADMINISTRATION OF PLAN

     4.1  Administering Body.

     (a) This Plan shall be administered by the Board; provided, however, that if the Board appoints a Stock Plan Committee pursuant to Section 4.1(b) herein, this Plan shall be administered by the Stock Plan Committee, subject to the right of the Board to exercise, at any time and from time to time, any and all of the duties and responsibilities of the Stock Plan Committee as the Administering Body, including, but not limited to, establishing procedures to be followed by the Stock Plan Committee; provided further, however, that the Board shall not exercise any authority regarding matters which under applicable law, rule or regulation, including, without limitation, any exemptive rule under
Section 16 of the Exchange Act (including

Rule 16b-3) or IRC Section 162(m), are required to be determined in the sole discretion of the Stock Plan Committee.

          (b)(i) The Board in its sole discretion may from time to time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan. Effective as of the Effective Date the Compensation Committee of the Board is hereby appointed and shall serve as the Stock Plan Committee.

          (ii) Notwithstanding the foregoing provisions of Section 4.1(b)(i) to the contrary, so long as the Company remains an Exchange Act Registered Company and if the Company has not, by action of the Board, elected to opt out of the provisions of this Section 4.1(b)(ii), (1) the Board shall appoint the Stock Plan Committee, (2) this Plan shall be administered by the Stock Plan Committee and (3) each member of the Stock Plan Committee shall be a Non-employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Stock Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

          (iii) The Stock Plan Committee shall report to the Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award, if any, and the terms and conditions of each such Award.

     4.2  Authority of Administering Body.

     (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company or any Affiliated Entity and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable to correct any errors, supply any omissions and reconcile any inconsistencies in this Plan and/or any Award Agreement or any other instrument relating to any Award, and to otherwise carry out the terms of this Plan and such agreements and other documents. Such interpretations and constructions by the Administering Body of any provisions of this Plan or of any Award, as well as any other decisions, actions or inactions of the Administering Body relating to this Plan, any Award or any Award Agreement, shall be within the absolute discretion of the Administering Body (subject only to the express terms of this Plan and the Award Agreement and all applicable laws, regulations and rules) shall be final, conclusive and binding upon all persons and entities.

     (b) Subject to the express provisions of this Plan, the Administering Body may from time to time, in its discretion, approve the Eligible Persons to whom, and the time or times at which, such Awards shall be granted; the nature of each Award; the number of shares of Common Stock that comprise or underlie each Award; the period for the purchase or exercise of each Award, as applicable, the Performance Criteria applicable to the Award, if any, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. Subject to Section 5.16(a), the Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Subject to Section 5.16(a), any and all terms and conditions of the Awards, including, without limitation, the purchase or exercise price, may be established by the Administering Body without regard to existing Awards.

     (c) Except as otherwise provided in the bylaws or certificate of incorporation of the Company or any charter or other document approved by the Board, (i) subject to Section 4.2(c)(ii) below, any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members and (ii)(A) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and (B) if the Administering Body is the Board, then actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

     (d) Except to the extent prohibited by applicable law, including, without limitation, the requirements applicable under IRC Section 162(m) to any Award intended to be Performance-Based Compensation, or the requirements for any Award granted to an officer of the Company or a Director to be covered by any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the rules of a stock exchange or automated quotation system then listing shares of Common Stock, the Administering Body may, in its discretion, allocate all or any portion of its responsibilities and powers under this Plan to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Plan to any person or persons selected by it; provided, however, that the Administering Body may not delegate its authority to correct errors, omissions or inconsistencies in this Plan. Any such authority delegated or allocated by the Administering Body under this Section 4.2(d) shall be exercised in accordance with the terms and conditions of this Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Administering Body, and any such allocation or delegation may be revoked by the Administering Body at any time.

     4.3 Eligibility. Only Eligible Persons shall be eligible to receive Awards under this Plan.

     4.4 No Liability. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith or willful misconduct of such member.

     4.5  Amendment and Termination.

          (a) Except as otherwise provided in the bylaws or certificate of incorporation of the Company or any charter or other document approved by the Board, the Board may, insofar as permitted by applicable law, rule or regulation, from time to time suspend, discontinue or terminate this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that, except as otherwise provided by this Plan, no such suspension, discontinuance, termination, revision or amendment shall materially impair or diminish any rights of a Recipient under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Board is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No such revision or amendment of this Plan shall be made without first obtaining approval of the shareholders of the Company to the extent such approval is required by (i) applicable law, rule or regulation, (ii) the requirements of any stock exchange or automated quotation system then listing the shares of Common Stock, or (iii) any applicable requirements related to Incentive Stock Options or exemption from IRC Section 162(m) or the applicable requirements of Rule 16b-3.

          (b) The Administering Body may amend the terms and conditions of an Award previously granted under this Plan, including any Award Agreement, retroactively or prospectively, provided that no such amendment shall materially impair or diminish any rights of a Recipient under such Award without such Recipient's written consent. Without limiting the generality of the foregoing, the Administering Body may, in its discretion, at any time and from time to time after the grant of any Award accelerate or extend the vesting or exercise period, or lapse of restrictions, applicable to any Award in whole or in part; and (ii) modify the Performance Criteria applicable to any Award in a manner consistent with the status, if applicable, of the Award as Performance-Based Compensation. In the case of Incentive Stock Options, it is understood that extensions of the exercise period and other modifications may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

          (c) The foregoing provisions of this Plan notwithstanding, however, the approval of the shareholders of the Company shall be required for any action by the Administering Body or the Company (other than action pursuant to Section 3.4 of the Plan) to (i) reduce the exercise price of an outstanding Stock Option or (ii) grant a new Stock Option in connection with the cancellation or termination (other than through exercise of the Stock Option or expiration of its term) of a prior granted Stock Option, where the exercise price of such newly-granted Stock Option is less than the exercise price of such prior granted Stock Option.

     4.6 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company or an Affiliated Entity, and this Plan shall not preclude the Company or an Affiliated Entity from establishing any other forms of incentive or other compensation for Employees, Directors or others, whether or not approved by shareholders of the Company.

     4.7 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     4.8 References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

     4.9 Issuances for Compensation Purposes Only. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise.

     4.10 Invalid Provisions. In the event that any provision of this Plan is found to be invalid, illegal or otherwise unenforceable under any applicable law, such invalidity, illegality or unenforceability shall not be construed as rendering any other provisions contained herein invalid, illegal or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid, illegal and unenforceable provision were not contained herein.

     4.11 Governing Law. This Plan and each Award Agreement shall be governed by and interpreted in accordance with the internal laws of the state of incorporation of the Company, as it may be from time to time, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE 5.

                            GENERAL AWARD PROVISIONS

     5.1  Participation in the Plan.

          (a) A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.

          (b) Incentive Stock Options may be granted only to Employees who, at the date of granting of such Incentive Stock Options, are Employees of the Company or a Subsidiary Corporation, and otherwise meet the employment requirements of Section 422 of the IRC, or a similar statute governing Incentive Stock Options.

          (c) Notwithstanding anything to the contrary herein, the Administering Body may, in its discretion, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

     5.2  Award Agreements.

          (a) Each Award granted under this Plan shall be evidenced by an Award Agreement duly executed on behalf of the Company and by the Recipient or, in the Administering Body's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

          (b) In case of any conflict between this Plan and any Award Agreement, this Plan shall control.

          (c) In case of any conflict between this Plan and any Award Agreement, on the one hand, and any Employment Agreement between a Recipient and either the Company and/or an Affiliated Entity, on the other hand, the terms and conditions of the Employment Agreement with such Recipient shall apply with respect to those items specifically addressed in the Employment Agreement.

          (d) In consideration of the granting of an Award under this Plan and if requested by the Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Director, until the next annual meeting of shareholders of the Company).

     5.3 Exercise of Awards. No Award granted hereunder shall be issuable or exercisable, except in respect of whole shares, and fractional share interests shall be disregarded. An Award shall be deemed to be claimed or exercised when the Vice President and Assistant Secretary or other official of the Company designated by the Administering Body receives appropriate written notice, on such form acceptable to the Administering Body, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11 of this Plan. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act or any other applicable law, regulation or rule, including, without limitation, any other applicable requirements under the IRC, or the regulations or rules promulgated thereunder.

     5.4  Payment for Awards.

          (a) Awards requiring payment of a purchase or exercise price shall be payable upon the exercise or purchase of such Award by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance, including consideration pursuant to subparagraphs (b) and (c) of this Section 5.4.

          (b) The Company may, in the discretion of the Administering Body, assist any Recipient in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body; provided, however, that any such loan to assist in the payment of the exercise price of an Incentive Stock Option shall bear sufficient interest such that no interest is imputed for federal tax purposes, and further provided that no such loan shall be made in violation of the Sarbanes-Oxley Act of 2002 or other applicable laws.

          (c) In the discretion of the Administering Body, if permitted by applicable law (including, without limitation, the Sarbanes-Oxley Act of 2002) and subject to such limitations or conditions as it may prescribe (including, if applicable, conditions necessary to preclude or limit the recognition of expense for financial accounting purposes), (i) payments for purchase or exercise of Awards may be by in the form of mature capital stock of the Company (i.e., capital stock owned longer than six (6) months by the person delivering such capital stock or by such person and his or her spouse jointly) delivered in transfer to the Company by or on behalf of the person exercising or purchasing the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise or purchase date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance, including, without limitation, the attestation to ownership, and tender, of previously acquired capital stock of the Company on terms acceptable to the Administering Body; (ii) the Administering Body may allow the exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (iii) the Administering Body may allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11 of this Plan.

     5.5 No Employment or Other Continuing Rights. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon (a) any Eligible Person or Recipient any right to continue employment or other business relationship with the Company or any Affiliated Entity or constitute any contract or agreement of employment or business relationship, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or business relationship of such Eligible Person or Recipient, with or without cause; or (b) any Recipient any right to exercise or claim his or her Award otherwise than in accordance with the express terms and conditions of his or her Award Agreement and this Plan. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company and any Affiliated Entity, as applicable, shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or business relationship of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or other service, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body's determination thereof shall be final, conclusive and binding upon all persons and entities.

     5.6  Restrictions Under Applicable Laws, Regulations and Rules.

          (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any organization or government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised, as applicable, as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administering Body. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies and organizations any requisite listings, registrations, qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency or organization having jurisdiction thereof the listings, registrations, qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite qualification, consent, approval or authorization shall not have been obtained.

          (b) The Company shall be under no obligation to list, register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws, and such underlying shares may be issued subject to Rule 144 of the Securities Act or other restrictions. Unless the shares of Common Stock applicable to any such Award have been listed or registered under the Securities Act and qualified, listed or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration, listing or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Administering Body and upon which the Company may reasonably rely, that such Recipient is acquiring such shares of Common Stock for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of Common Stock are issued under this Plan without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the certificates evidencing the shares of Common Stock so issued. The Administering Body may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

     5.7 Additional Conditions. The grant and/or exercise of an Award and the issuance of shares in connection with the exercise of an Award may also be conditioned upon or subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body, in its sole discretion, determines appropriate, in accordance with this Plan and the Award Agreement, including, without limitation, (a) subject to any applicable prohibitions under the Sarbanes-Oxley Act of 2002 or other laws, provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award,
(c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, (d) provisions to comply with federal and state securities laws and federal, state or foreign income or employment tax withholding requirements, (e) provisions conditioned upon the declaration of effectiveness by the SEC of a registration statement relating to a primary offering of the Common Stock, filed by the Company with the SEC under the Securities Act, (f) provisions conditioned upon the satisfaction of withholding tax or other withholding liabilities, (g) provisions conditioned upon the listing, registration or qualification of any to-be-issued shares upon any securities exchange, any NASDAQ or other trading or quotation system or under any state or federal law, (h) provisions conditioned upon the consent or approval of any regulatory body, (i) provisions conditioned upon the execution of a lock-up agreement with one or more prospective underwriters, or (j) provisions conditioned upon the execution of a buy-sell or shareholders agreement with other shareholders of the Company. The Administering Body shall, in its sole discretion, determine whether any one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Award or the delivery or purchase of shares pursuant to the exercise of an Award. If the Administering Body determines that any one or more of the foregoing conditions must be satisfied, the exercise of an Award shall not be effective unless and until such condition shall have been satisfied free of any conditions not acceptable to the Administering Body in its sole discretion.

     5.8 No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient shall have no rights as a shareholder with respect to any shares issuable or issued in connection with an Award until the date of the issuance or purchase of the shares in accordance with the Award Agreement and this Plan, and the receipt by the Company of all amounts payable in connection with the purchase, issuance or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable performance goals and performance by the Recipient of all conditions and obligations applicable to the Award, in accordance with this Plan and the applicable Award Agreement. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of the grant of any Award hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires any right with respect to Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     5.9  Transferability of Awards.

          (a) Except as otherwise provided by this Section 5.9 or by the Administering Body, no Award under this Plan may be sold, pledged, assigned, transferred, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)) in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, if applicable, and the shares of Common Stock underlying such Award have been issued, and all restrictions applicable to such shares have lapsed, and no Award or interest or right therein shall be liable for the debts, contracts, liabilities or contractual obligations of the Recipient thereof. Any attempted disposition of an Award or any interest therein shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

          (b) Except as otherwise provided by the Administering Body, during the lifetime of a Recipient, only he or his court appointed guardian may exercise an Award (or any portion thereof) granted to him under this Plan, unless it has been transferred in accordance with paragraph (c) of this
     Section 5.9 or, with the consent of the Administering Body, pursuant to a DRO. After the death of a Recipient, any exercisable or vested but unpaid portion of an Award may, prior to the time when such portion becomes unexercisable or is terminated or expires under this Plan or the applicable Award Agreement, be exercised by or paid to the beneficiary most recently named by such Recipient in a written designation thereof filed with the Company, to the extent permitted by the Recipient's Award Agreement, or, in the absence of a validly designated beneficiary, his or her personal representative or by any person empowered to do so under the deceased Recipient's will or under the then applicable laws of descent and distribution. In the event any Award is to be exercised by, or paid to, the executors, administrators, heirs or distributees of the estate of a deceased Recipient, or such Recipient's beneficiary, or an incapacitated Recipient's guardian, or the transferee of such Award, in any case pursuant to the terms and conditions of this Plan and the applicable Award Agreement, and in accordance with such terms and conditions as may be specified from time to time by the Administering Body, the Company shall be under no obligation to issue shares of Common Stock or make any payment under such Award unless and until the Administering Body is satisfied that the person or persons exercising or to receive payment under such Award is the duly appointed legal representative of the deceased Recipient's estate or the proper legatee or distributees thereof.

          (c) The Administering Body may, in its discretion, permit the transfer of an Award to, exercise of an Award by, or payment of an Award to, a person other than the Recipient who received the grant of such Award in accordance with and/or under the Award Agreement and such terms and conditions as the Administering Body may specify from time to time.

          (d) Notwithstanding the foregoing, no Stock Option owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred if such assignment or transfer would cause such an Incentive Stock Option to fail to qualify under Section 422 of the IRC (or any comparable or successor provision) or the regulations thereunder.

     5.10  Information to Recipients.

          (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal, state and foreign laws, rules and regulations, including without limitation applicable federal, state and foreign securities laws, rules and regulations.

          (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this

     Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient's obligations under this Section 5.10(b)).

     5.11 Withholding Taxes. Whenever the granting, vesting, exercise or payment of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right, as a condition to the issuance of any shares of Common Stock under, or other payment of, such Award, to require the Recipient to remit to the Company an amount sufficient to satisfy such federal, state, local and foreign tax requirements, and the Company or any Affiliated Entity shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Recipient. The Administering Body may, in the exercise of its discretion and subject to such conditions and limitations as it may impose, permit a Recipient to satisfy such tax withholding requirements by
(a) delivery to the Company of Common Stock owned by such Recipient (or by such Recipient and his or her spouse jointly) and acquired more than six (6) months prior to such delivery or (b) electing withholding by the Company of a portion of the Common Stock otherwise issuable in connection with such Recipient's Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum amount necessary to satisfy required federal, state, local and foreign withholding obligations to the extent permitted by applicable law and pursuant to procedures approved by the Administering Body). On terms acceptable to the Administering Body withholding requirements may also be satisfied by attestation to ownership, and tender, of previously acquired capital stock of the Company.

     5.12 Legends on Common Stock Certificates. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities or other laws or by agreements or by the Administering Body to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

     5.13 Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 6.3 or Section 7.4, the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient's termination of employment or service with the Company or any Affiliated Entity; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Agreement that evidences the Recipient's Award or if such shorter period is agreed to in writing between the Recipient and the Company. Notwithstanding anything to the contrary herein, Awards shall be claimed, paid or exercisable by a Recipient following such Recipient's termination of employment or service with the Company or any Affiliated Entity only to the extent that installments thereof had become exercisable or vested (e.g., in the case of any Restricted Stock Awards, to the extent restrictions described in
Article 7 applicable to such Awards have lapsed) on or prior to the date of such termination, taking into account for this purpose the effect of any Change of Control on the vesting or exercisability of any such Awards; and provided further that the Administering Body may, in its discretion, elect to accelerate the vesting or exercisability of, or lapse of restrictions applicable to, all or any portion of any Awards that had not become vested or exercisable on or prior to the date of such termination, in the event of a termination of employment or service due to the Recipient's death or Disability, or, except with respect to any Award intended to qualify as Performance-Based Compensation, in the event of Retirement or otherwise. Furthermore, at any time prior to a Recipient's termination of employment or service with the Company or any Affiliated Entity, the Administering Body may, in its discretion, accelerate the vesting or exercisability, or waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Award; provided, however, no such acceleration, waiver or amendment shall cause any Award otherwise intended to qualify as Performance-Based Compensation to fail to so qualify.

     5.14 Transfer; Leave of Absence. Unless otherwise provided in an Award Agreement, for purposes of this Plan, the transfer by a Recipient who is an Employee to the employment of (i) the Company from an Affiliated Entity, (ii) from the Company to an Affiliated Entity or (iii) from one Affiliated Entity to another Affiliated Entity or an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination of employment of such Recipient, as the case may be; provided, however, that a change in status of a Recipient from an Employee to a Director who is not an Employee, shall be considered a termination of such Recipient's employment with the Company or an Affiliated Entity for purposes of this Plan and such Recipient's Awards, except to the extent that the Administering Body determines, in its discretion, otherwise with respect to any Award that is not an Incentive Stock Option. In no event, however, shall an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed with the Company or an Affiliated Entity. Whether a Recipient's employment with the Company or any Affiliated Entity has terminated shall be determined by the Administering Body, in its good faith discretion, in accordance with this Plan, and any such determination shall be final, binding and conclusive upon all persons.

     5.15  Limits on Awards to Certain Eligible Persons.

          (a) Limitations Applicable to IRC Section 162(m)
     Participants. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards that are intended to qualify as Performance-Based Compensation to so qualify, at and after the date (if any) that compensation payable pursuant to the Plan becomes subject to the deduction limitations of Section 162(m) of the IRC, no one Employee shall be granted any one or more Awards with respect to more than 200,000 shares of Common Stock in any one calendar year. The limitation set forth in this
     Section 5.15(a) shall be subject to adjustment as provided in Section 3.4 or Section 4.5 and Article 8, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. To the extent required by Section 162(m) of the IRC, shares of Common Stock subject to Awards which are canceled shall continue to be counted against such limitation and if, after the grant of an Award, the price of shares subject to such Award is reduced and the transaction is treated as a cancellation of the Award and a grant of a new Award, both the Award deemed to be canceled and the Award deemed to be granted shall be counted against such limitation.

          (b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, this Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b(3)) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

     5.16 Performance-Based Compensation. If the amount of compensation an Eligible Person may receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Administering Body, in order to qualify such Awards as Performance-Based Compensation, may condition the payment, granting, vesting or exercisability or purchase price of such Awards on the attainment of one or more pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. The Administering Body shall establish and administer any such performance goals. Payment of compensation in respect of any such Award shall not be made unless and until the Administering Body certifies in writing that the applicable Performance Criteria, performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided by the Administering Body in accordance with this Plan and the applicable Award Agreement in the event of termination of a Recipient's employment or service with the Company or an Affiliated Entity due to death or Disability or in the event of a Change of Control.

                                   ARTICLE 6.

                                 STOCK OPTIONS

     6.1 Nature of Stock Options. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options. Each Award Agreement relating to a Stock Option shall state whether such Option will be treated as an Incentive Stock Option or a Non-qualified Stock Option.

     6.2 Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted and shall be stated in the Award Agreement. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option on the date such option is granted.

     6.3  Option Period and Vesting.

          (a) Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body and stated in the Award Agreement. In particular and without limiting the generality of the foregoing, Stock Options may vest and become exercisable based on the passage of time, duration of employment or service and/or the attainment of performance goals that may or may not be based on Performance Criteria. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Stock Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates, or upon satisfaction of such conditions, specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

          (b) Notwithstanding the other provisions of this Article 6 and except as may otherwise be specifically provided in an Award Agreement, the following provisions shall apply to each Stock Option granted to an Employee hereunder: The Stock Option will have a term of ten (10) years and will vest and become exercisable over a five-year period at a rate of 20% of the shares subject to the Stock Option per each full year of employment of the Recipient following the date of grant. However, the Stock Option will become 100% vested and exercisable upon a Change of Control or upon the termination of employment of the Recipient due to death, Disability or Retirement. If the Stock Option is a Non-qualified Stock Option it may be exercised for an additional five-year period after such a termination due to death, Disability or Retirement. If the Stock Option is an Incentive Stock Option it may be exercised for an additional one-year period after a termination due to Disability, an additional five-year period after a termination due to death and an additional three-month period after a termination due to Retirement or for any other reason. Upon a Change of Control that is consummated after January 1, 2003, but during the term of the Stock Option, the Stock Option and all rights granted therewith, to extent not yet exercised, will survive through and including the date of the expiration of the Stock Option. Under no circumstances, however, shall any Stock Option be exercisable after the expiration date applicable to such Stock Option.

     6.4  Special Provisions Regarding Incentive Stock Options.

          (a) Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Shareholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant and after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Shareholder.

          (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or an Affiliated Entity) may for the first time become exercisable as "incentive stock options" under the IRC during any one calendar year shall not exceed $100,000.

          (c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

     6.5 Restrictions. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of a Stock Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option if such disposition occurs within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

                                   ARTICLE 7.

                            RESTRICTED STOCK AWARDS

     7.1 Nature of Restricted Stock Awards. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the Recipient to acquire Restricted Stock at par value or such other purchase price, if any, determined by the Administering Body at the time of grant of the Restricted Stock Award (but not less than the par value thereof unless permitted by applicable state law). Restrictions and conditions may be based on the passage of time, duration of employment or other service and/or attainment of performance goals; provided, however, that in the case of Restricted Stock Awards intended to be Performance-Based Compensation, the restrictions and conditions shall relate to the achievement of pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. Any Restricted Stock Award must be accepted by the applicable Recipient (within the period determined by the Administering Body at the time of award) on or after the award date, by executing the applicable Award Agreement and providing to the Administering Body or its designee a copy of such executed Award Agreement and payment of the applicable purchase price, if any, of such shares of Restricted Stock. Notwithstanding any other limitation in the Plan, no more than 600,000 shares of Common Stock may be granted or issued pursuant to Restricted Stock Awards under the Plan.

     7.2 Rights as Shareholders. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to a Recipient, or creation of a book entry evidencing a Recipient's ownership of shares of Restricted Stock, pursuant to
Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a shareholder with respect to said shares of Restricted Stock, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

     7.3 Restrictions. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on the passage of time, duration of employment or services with or for the Company or its Affiliated Entities, Company performance and individual performance; provided, however, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock intended to qualify as Performance-Based Compensation, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold, transferred, assigned or encumbered until all restrictions are terminated or have expired.

     7.4  Forfeiture or Repurchase of Restricted Stock.

          (a) The Administering Body shall provide in the terms of each individual Award Agreement for forfeiture and reversion to the Company of a Recipient's shares of Restricted Stock or, that the Company shall have a right to repurchase such shares of Restricted Stock, at a cash price per share equal to the price, if any, paid by the Recipient for such shares of Restricted Stock, to the extent shares are then subject to restrictions under the Award Agreement, immediately upon any failure to satisfy applicable conditions set forth in the Award Agreement or upon a termination of employment or other services (with or without cause and for any reason whatsoever) between the Recipient and the Company, or an Affiliated Entity.

          (b) Notwithstanding the other provisions of this Article 7 and except as may otherwise be specifically provided in an Award Agreement, the following restrictions shall, in addition to any other applicable restrictions and terms, apply to all Restricted Stock Awards made to an Employee under the Plan:

             (i) All Restricted Stock Awards shall be subject to Section 5.9 of this Plan. Upon any attempt by a Recipient to effect any such disposition or other transaction in violation of Section 5.9, all shares that have not then previously vested shall be immediately forfeited and shall revert to the Company;

             (ii) All shares granted are completely unvested and forfeitable at the time the Restricted Stock Award is made. A Recipient's vested (nonforfeitable) percentage of shares granted shall be determined according to the following vesting schedule:

NUMBER OF FULL YEARS OF  VESTED PERCENTAGE OF
 SERVICE OF RECIPIENT       SHARES GRANTED
-----------------------  --------------------
           1                      20%
           2                      40%
           3                      60%
           4                      80%
           5                     100%

        For purposes of this vesting schedule, the term "Full Years of Service" shall mean, with respect to vesting in the shares granted in a particular Award, the number of continuous whole twelve-month periods of employment of the Recipient with the Company or an Affiliated Entity measured from the date of grant of the Award. The foregoing provisions notwithstanding, however, the shares granted in an Award shall become 100% vested and nonforfeitable upon a Change of Control consummated after January 1, 2003, or upon the termination of the employment of a Recipient by reason of Retirement or by reason of death or Disability. Upon the termination of employment of the Recipient for any reason, any portion of such shares not vested immediately after such termination, if any, shall be forfeited and shall revert to the Company.

     7.5 Certificates; Escrows. Each Recipient receiving a Restricted Stock Award shall be issued a stock certificate or certificates evidencing the shares of Common Stock covered by such Award registered in the name of such Recipient. The Administering Body may require a Recipient who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Recipient, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body, with the Secretary or Assistant Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary or Assistant Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Administering Body may, in its discretion, provide that a Recipient's ownership of Restricted Stock prior to lapse of the restrictions set forth in the Award Agreement shall, in lieu of certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of such Recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all Recipients who receive Restricted Stock Awards. The holding of shares of Restricted Stock by the

Company or an escrow holder, in accordance with this Section 7.5, or the use of book entries to evidence the ownership of shares of Restricted Stock, in accordance with this Section 7.5, shall not affect the rights of Recipients as owners of their shares of Restricted Stock, nor affect the restrictions applicable to such shares under the Award Agreement of this Plan.

     7.6 Vesting of Restricted Stock. The Administering Body at the time of grant shall specify and state in the Award Agreement the date or dates and/or, in the case of Restricted Stock Awards intended to qualify as Performance-Based Compensation, attainment of performance goals and other conditions, on which Restricted Stock shall become vested and free of restrictions applicable thereto, subject to Section 7.4 and to such further rights of the Company or its assigns as may be specified in the Award Agreement or other instrument evidencing the Restricted Stock Award. Upon expiration or termination of the restrictions applicable to a Recipient's shares of Restricted Stock, pursuant to the applicable Award Agreement and this Plan, the Company shall, subject to Sections 5.6, 5.11 and 5.12, then deliver to such Recipient a certificate or certificates evidencing such shares registered in the name of such Recipient.

     7.7 Waiver, Deferral and Reinvestment of Dividends. The Award Agreement or other written instrument evidencing a Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock; provided, however, that unless the Award Agreement expressly provides otherwise, such dividends shall be immediately paid to the Recipient.

     7.8 Section 83(b) Election. If a Recipient of a Restricted Stock Award makes an election under Section 83(b) of the IRC, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Recipient would otherwise be taxable under Section 83(a) of the IRC, such Recipient shall deliver a copy of such election to the Company immediately after the first filing of such election with the Internal Revenue Service. Such election shall be in the sole discretion of any such Recipient. None of the Company or any Affiliated Entity shall have any liability or responsibility relating to or arising out of the filing or the failure to file of any such election or any defects in its construction.

                                   ARTICLE 8.

                                REORGANIZATIONS

     8.1 Corporate Transactions Not Involving a Change of Control. If the Company shall consummate any Reorganization not involving a Change of Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

     8.2 Corporate Transactions Involving a Change of Control. As of the effective time and date of any Change of Control, this Plan and, except as otherwise may be provided in the Plan (including, without limitation, Sections 6.3(b) and 7.4(b) hereof) and any Award Agreement, any then outstanding Awards (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new grants covering the securities of a successor entity or other party to the transaction resulting in such Change of Control or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms provided by the Administering Body and/or in any written agreement relating to such Change of Control transaction; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting or exercisability of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change of Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change of Control (net of the appropriate exercise prices, if any). If, pursuant to the foregoing provisions of this Section 8.2, this Plan and any outstanding Awards granted hereunder shall terminate by reason of the occurrence of a Change of Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change of Control as the Administering Body shall designate, to convert, claim or exercise, as applicable, the Recipient's Awards to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested or exercisable.

                                   ARTICLE 9.

                                  DEFINITIONS

     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

     "Administering Body" means, in accordance with Article 4 hereof, the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.

     "Affiliated Entity" means any (i) any corporation or limited liability company, other than the Company, in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or another Affiliated Entity; or
(iii) any other entity, approved by the Administering Body as an Affiliated Entity under the Plan, in which the Company or any other Affiliated Entity has a material equity interest; provided, however, that no entity shall be an Affiliated Entity if it is not consolidated with the Company for financial reporting purposes.

     "Award" or "Awards," except where referring to a particular category or grant under this Plan, shall include Incentive Stock Options, Non-qualified Stock Options and Restricted Stock Awards.

     "Award Agreement" means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

     "Beneficial Owner" and its derivatives means any Person who, directly or indirectly, through any contract, trust, power of attorney, pooling or other arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote or direct the voting of a security, and/or investment power, which includes the power to dispose or direct the disposition of such security; provided, however, that for purposes of this Plan, Beneficial Ownership will not be deemed to result solely by virtue of a Person's right to acquire a security under any agreement, arrangement or understanding, including without limitation any option, conversion or exchange rights, warrants or option, until such rights are actually exercised or asserted, as the case may be; and provided, further, that no Person will be deemed to be a Beneficial Owner of securities solely as a result of acting as a member of the proxy committee appointed by the Board, or by virtue of a revocable proxy given in response to a public proxy or consent solicitation made in accordance with the Securities Exchange Act of 1934; and, provided further, that no Person ordinarily engaged in business as an underwriter of securities will be deemed a Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and then only if such securities continue to be owned by such Person at the expiration of such forty-day period.

     "Board" means the Board of Directors of the Company.

     "Change of Control" means the consummation of a transaction or series of transactions having the effect of changing possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company or its successor through the Beneficial Ownership of voting securities of the Company or its successor, by contract or otherwise; provided, that, without limitation, such a Change of Control will conclusively be deemed to have occurred if:

          (i) any Person is or becomes the Beneficial Owner of voting securities of the Company representing forty (40%) or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) a merger or consolidation of the Company with any other entity becomes effective, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires forty percent (40%), or more of the combined voting power of the Company's then outstanding securities; or

          (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or the shareholders of the Company or the Board approve an agreement or plan for the sale or disposition by the Company in the transaction or a series of transactions resulting in the acquisition by any Person of operating assets or earning power constituting more than sixty-seven percent (67%) of the fair market value of all operating assets or earning power of the Company and its subsidiaries, taken as a whole; provided, that no Change of Control will be deemed to have occurred solely by virtue of changes of the composition of the Board, without changes in Beneficial Ownership of the Company or its successor.

     "Common Stock" means the common stock of the Company, par value $1.00 per share, as constituted on the Effective Date, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above or any other provision of this Plan.

     "Company" means ElkCorp, a Delaware corporation.

     "Continuing Director" will mean (A) any member of the Board as of the Effective Date (a "Current Director"), (B) any individual who subsequently becomes a member of the Board if such individual's election or nomination for election to the Board is recommended or approved by a majority of directors who are Current Directors (an "Approved Director") or (C) any individual who subsequently becomes a member of the Board if such individual's election or nomination for election to the Board is approved by a majority of any and all Current Directors and Approved Directors then serving on the Board.

     "Director" means any person serving on the Board of the Company or the Board of Directors of an Affiliated Entity irrespective of whether such person is also an Employee of the Company or an Affiliated Entity.

     "Disability" means "permanent and total disability" as defined in Section 22(e) of the IRC (as determined by the Committee).

     "DRO" means a domestic relations order as defined by the IRC or Title I of ERISA or the regulations thereunder.

     "Effective Date" means the later of (i) the date this Plan was adopted by the Board, and (ii) the date it was adopted by the shareholders of the Company.

     "Eligible Person" shall include Employees and Directors of the Company or of any Affiliated Entity.

     "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Act Registered Company" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

     "Expiration Date" means the day immediately prior to the tenth anniversary of the earlier to occur of the adoption of the Plan by the Board or its approval by the shareholders of the Company.

     "Fair Market Value" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the closing sale price of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ Small Cap Market on such date, or if not so quoted, on the OTC Bulletin Board on such date; or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market or the OTC Bulletin Board, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the NASDAQ Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

     "Incentive Stock Option" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "Non-Employee Director" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

     "Non-qualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

     "Outside Director" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

     "Performance-Based Compensation" means performance-based compensation as described in Section 162(m)(4)(C) of the IRC and the regulations thereunder.

     "Performance Criteria" means the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit of any thereof: (a) income or net income, (b) pre-tax income, (c) operating income, modified operating income, net operating income or modified net operating income, (d) cash flow, (e) earnings per share (including earnings before interest, taxes and amortization), (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations,
(j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (1) book value of Common Stock, (m) total shareholder return, (n) return on capital, (o) return on assets or net assets, or (p) operating margin.

     "Person" means any person or entity, or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, or association of the foregoing, other than (1) the Company (2) any trustee, investment advisor or other fiduciary holding, voting or otherwise exercising control of securities under the Company's Third Amended and Restated Employee Stock Ownership Plan, effective January 1, 2000, as amended (the "ESOP"), or any successor employee plan to the ESOP, (3) any other employee benefit plan or employee compensation arrangement approved by Continuing Directors of the Company, (4) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions (relative to other shareholders individually and in the aggregate) as their ownership of stock of the Company, or (5) as this definition is applied under an Award Agreement with a given Recipient, that Recipient or any group in which that Recipient is a participant, prior to the consummation of the Change of Control, through beneficial ownership of equity securities; provided, however, that such Recipient will not be deemed a participant in any group solely by virtue of being a Beneficial Owner of an investment of $250,000 or less of publicly traded securities.

     "Plan" means this 2002 ElkCorp Equity Incentive Compensation Plan.

     "Plan Term" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

     "Recipient" means an Eligible Person who has received an Award or Awards under this Plan or any person who is recognized under the Plan as the successor in interest to such Eligible Person with respect to such Eligible Person's Award.

     "Reorganization" means any merger, consolidation, business combination, other reorganization or other similar transaction.

     "Restricted Stock" means the shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant pursuant to Article 7 of this Plan.

     "Restricted Stock Awards" means any Award of Restricted Stock granted pursuant to Article 7 of this Plan.

     "Retirement" means (i) normal retirement from employment with the Company or an Affiliated Entity in accordance with the retirement policies of the Company or any such Affiliated Entity then in effect as determined by the Administering Body, and (ii) any other retirement with the Company or an Affiliated Entity that is approved by the Administering Body.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor or similar rule under the Exchange Act, as the same may be amended from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Shareholder" is an individual who, at the time an Award is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

     "Stock Option" or "Option" means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.

     "Stock Plan Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

     "Subsidiary Corporation" means any subsidiary corporation of the Company as defined in Section 424(f) of the IRC.

                                  [ELKCORP LOGO]

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          OCTOBER 29, 2002, 10:00 A.M.
            SKYBRIDGE III ROOM, DOUBLETREE HOTEL AT LINCOLN CENTRE
                     5410 LBJ FREEWAY, DALLAS, TEXAS 75240

The undersigned, revoking all prior proxies, hereby appoints Thomas D. Karol, Richard A. Nowak and David G. Sisler, or any one of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ElkCorp on October 29, 2002 and at any adjournment(s) thereof (collectively, the "Meeting"), with all the powers the undersigned would possess if personally present and voting thereat, (a) as instructed on the reverse side with respect to the matters more fully described in the Proxy Statement dated September 20, 2002, and (b) in their discretion upon other matters which properly come before the Meeting.

                            PLEASE SEE REVERSE SIDE


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

UNLESS OTHERWISE INSTRUCTED HEREON, IT IS INTENDED THAT THE PROXIES WILL VOTE THE SHARES FOR ITEMS 1, 2, AND 3.  Please mark    [X]
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example


1. ELECTION OF DIRECTORS                     Nominees: Messrs. 01 Michael L. McMahan, 02 Richard A. Nowak, and 03 David W. Quinn

          FOR               WITHHOLD         To vote against any individual Nominee, write that Nominee's name on
          all               AUTHORITY        the line below.
        Nominees         for all Nominees
 (except any Nominees
    noted at right)
                                             ---------------------------------------------------------------------------------------
          [ ]                  [ ]

2. APPROVAL OF 2002 ELKCORP EQUITY
   INCENTIVE COMPENSATION PLAN

          FOR     AGAINST    ABSTAIN

          [ ]       [ ]        [ ]

3. APPROVAL OF PRICEWATERHOUSECOOPERS
   LLP AS AUDITORS FOR FISCAL 2003

          FOR     AGAINST    ABSTAIN

          [ ]       [ ]        [ ]

                                                                            Please date and sign exactly as name appears on this
                                                                            proxy. Joint owners should each sign. If held by a
                                                                            corporation, please sign full corporate name by duly
                                                                            authorized officer. Executors, administrators, trustees,
                                                                            etc. should give full title as such.
                                                                            Dated                                  , 2002
                                                                                  ---------------------------------

                                                                            --------------------------------------------------------
                                                                                           Signature of Shareholder

                                                                            --------------------------------------------------------
                                                                                           Signature of Shareholder


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                            o FOLD AND DETACH HERE o

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                           http://www.eproxy.com/elk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                      Mark, sign and date your proxy card
                                      and
                return it in the enclosed postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.